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                                                                   EXHIBIT 10.25

                                                       Compass Bank
                                                       P.O. Box 10566
                                                       Birmingham, Alabama 35296

                                CREDIT AGREEMENT

         THIS CREDIT AGREEMENT is entered into and effective as of August 28, 2003, by and among UNITED COMMUNITY BANKS, INC., a Georgia corporation and a bank holding company (the "Company"), M&I MARSHALL & ILSLEY BANK, a Wisconsin banking corporation ("M&I"), COMPASS BANK, an Alabama banking corporation ("Compass") (M&I and Compass, each a "Lender" and collectively the "Lenders"), and M&I, in its capacity as agent for and on behalf of the Lenders (the "Agent").

                                    RECITALS

         The Company has requested that the Lenders extend to it a credit in the aggregate not to exceed $45,000,000 in the form of Revolving Loans and Term Loans. The Lenders and the Agent have agreed to extend credit to the Company upon all of the terms and conditions of this Agreement.

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual agreements contained herein, the receipt and sufficiency of all such consideration being hereby acknowledged, the parties agree as follows:

                                    AGREEMENT

         SECTION 1 DEFINITIONS AND TERMS

         1.1 Definitions. As used in this Agreement, the following terms have the following meanings:

                  "Affiliate" shall mean any (a) director, officer or employee of the Person, or (b) Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, another Person. A Person shall be deemed to control another Person if the controlling Person directly or indirectly, either individually or together with (in the case of an individual) his spouse, lineal descendants and ascendants and brothers or sisters by blood or adoption or spouses of such descendants, ascendants, brothers and sisters, owns five percent or more of any class of voting securities of the controlled Person or possesses, directly or indirectly, the power to direct, or cause the direction of, the management or policies of the controlled Person, whether through the ownership of voting securities, through common directors, trustees or officers, by contract or otherwise.

                  "Agreement" shall mean this Credit Agreement, as amended, supplemented, modified or extended from time to time.

                  "Average Assets" shall mean, as determined on a consolidated basis for the Company and all Bank Subsidiaries, the average daily Total Assets for the most recently ended Fiscal Year.

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                  "Bank Subsidiary" shall mean United Community Bank, a Georgia banking corporation ("UCB Georgia"), United Community Bank, a North Carolina banking corporation, United Community Bank Tennessee, a Tennessee bank, and any Person which is now or hereafter an "insured depository institution" within the meaning of 12 U.S.C. Section 1831(c), as amended, and which is now or hereafter "controlled" by the Company within the meaning of 12 U.S.C. Section 1841(a), as amended.

                  "Banker's Bank" shall mean Banker's Bank of Georgia.

                  "Banker's Bank Loan" shall mean a loan in an aggregate principal amount not to exceed $40,000,000.00 pursuant to the terms of that certain Loan Agreement dated as of June, 2003.

                  "Borrowing Date" shall mean a date on which Company has requested the funding of Loans under this Agreement, which date must be a Business Day and may not be later than one Business Day prior to the Termination Date.

                  "Business Day" shall mean a day other than a Saturday or Sunday on which banks are open for business in Milwaukee, Wisconsin; provided, however, that for purposes of LIBOR Rate Loans, the term "Business Day" shall mean only those days on which dealings in U.S. dollar deposits are carried out by U.S. financial institutions in the London Interbank Eurodollar Market.

                  "Capital" shall mean Tier 1 Capital plus the aggregate allowances for loan losses maintained by the Company and its Subsidiaries.

                  "Change in Control" shall mean (a) the acquisition by any Person, or two or more Persons acting in concert, of the beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 20% or more of the outstanding shares of voting ownership interests of the Company; provided, however, that the acquisition by any Person, or two or more persons, of the beneficial ownership of 20% or more of the outstanding shares of the Company in connection with the acquisition by the Company of any company in which such Person or Persons are shareholders shall not be a "Change in Control", or (b) the lease, sale or transfer or other disposition of all or substantially all of the assets of the Company or any Subsidiary in one or a series of transactions to any Person, or two or more Persons acting in concert.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended, and any successor statute, together with the regulations and published interpretations thereunder, in each case as in effect from time to time.

                  "Collateral" shall mean all of the Company's and each Subsidiary's Property granted to the Agent as collateral under the Related Documents.

                  "Default" shall mean an Event of Default or an event which with the giving of notice or the passage of time or both would constitute an Event of Default.

                  "Delinquent Lender" shall mean any Lender that fails to make available to the Agent its Pro Rata share of any Loans as, when and to the full extent required by the

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provisions of this Agreement, and such Lender shall be deemed a Delinquent
Lender until such time as such delinquency is satisfied.

                  "EDGAR" shall mean the Electronic Data Gathering, Analysis and Retrieval system of the United States Securities and Exchange Commissions.

                  "Employee Plan" shall mean any savings, profit sharing, or retirement plan or any deferred compensation contract or other plan maintained for employees of the Company or its Subsidiaries and covered by Title IV of ERISA, including, without limitation, any "multiemployer plan" as defined in ERISA.

                  "Environmental Law" shall mean any local, state or federal law or other statute, law, ordinance, rule, code, regulation, decree or order, presently in effect or hereafter enacted, promulgated or implemented governing, regulating or imposing liability or standards of conduct concerning the use, treatment, generation, storage, disposal, discharge or other handling or release of any Hazardous Substance.

                  "Environmental Liability" shall mean all liability arising under, resulting from or imposed by any Environmental Law and all liability imposed under common law with respect to the use, treatment, generation, storage, disposal, discharge or other handling or release of any Hazardous Substance.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and any successor statute, together with the regulations and published interpretations thereunder, in each case as in effect from time to time.

                  "Event of Default" shall have the meaning assigned in Section 7.1.

                  "FDIC" shall mean the Federal Deposit Insurance Corporation and any successor thereof.

                  "Fiscal Quarter" shall mean any of the quarterly accounting periods of the Company, ending on the last day of March, June, September and December of each calendar year.

                  "Fiscal Year" shall mean any of the annual accounting periods of the Company ending on December 31 of each calendar year.

                  "Foreign Lender" shall mean a financial institution which is organized under the laws of any jurisdiction other than the United States or any state thereof.

                  "GAAP" shall mean those generally accepted accounting principles and practices which are recognized as such by the American Institute of Certified Public Accountants acting through appropriate boards or committees thereof and which are consistently applied for all periods so as to properly reflect the financial condition, results of operations and cash flows of the Company and its Subsidiaries.

                  "Government Authority" shall mean any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial,

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regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled through stock or capital ownership or otherwise, by any of the foregoing.

                  "Hazardous Substance" shall mean any pollutant, contaminant, waste, or toxic or hazardous chemicals, wastes or substances, including, without limitation, asbestos, urea formaldehyde insulation, petroleum, PCB's, air pollutants, water pollutants, and other substances defined as hazardous or toxic in, or subject to regulation under, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9061 et seq., Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., the Toxic Substance Control Act of 1976, as amended, 15 U.S.C. Section 2601 et seq., the Solid Waste Disposal Act, 42 U.S.C. Section 3251 et seq., the Clean Air Act, 42 U.S.C. Section 1857 et seq., the Clean Water Act, 33 U.S.C. Section 1251 et seq., Emergency Planning and Community Right to Know Act, 42 U.S.C. Section 11001, et seq., or any other statute, rule, regulation or order of any Government Authority having jurisdiction over the control of such wastes or substances, including without limitation the United States Environmental Protection Agency, the United States Nuclear Regulatory Agency, and any applicable state department or county department of health or similar entity.

                  "Indebtedness" shall mean all (a) indebtedness for borrowed money; (b) indebtedness for the deferred purchase price of property or services for which the Company or a Subsidiary is liable, contingently or otherwise, as obligor, guarantor or otherwise; (c) commitments by which the Company or a Subsidiary assures a creditor against loss, including, without limitation, contingent reimbursement obligations with respect to letters of credit; (d) obligations which are evidenced by notes, acceptances or other instruments; (e) indebtedness guaranteed in any manner by the Company or a Subsidiary, including, without limitation, guaranties in the form of an agreement to repurchase or reimburse; (f) obligations under leases which are or should be, in accordance with GAAP, recorded as capital leases for which obligations the Company or a Subsidiary is liable, contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations the Company assures a creditor against loss; (g) unfunded obligations of the Company or a Subsidiary to any Employee Plan; (h) liabilities secured by any Lien on any Property owned by the Company or any Subsidiary even though it has not assumed or otherwise become liable for the payment thereof; and (i) other liabilities or obligations of the Company and its Subsidiaries which would, in accordance with GAAP, be included on the liability portion of a balance sheet.

                  "Intercreditor Agreement" shall mean the Intercreditor Agreement between the Agent and Banker's Bank.

                  "Internally Classified Loans" shall mean any loan classified by any Bank Subsidiary as level 8, 9 or 10 pursuant to the current classification standard for loans established by the Company and applicable to each Bank Subsidiary.

                  "Lender's Interest" shall have the meaning set forth in
Section 8.9 hereof.

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                  "LIBOR Index Rate" shall mean with respect to a LIBOR Loan, the interest rate per annum (stated as a decimal) equal to the rate (rounded upwards, if necessary, to the nearest 1/16 of 1%) quoted as the rate at which dollar deposits in immediately available funds are offered on the first day of each calendar month in the interbank Eurodollar market on or about 9:00 A.M., Milwaukee time, for a period of one (1) calendar month. If the first day of any calendar month is not a regular Business Day, the LIBOR Rate shall be established on the preceding Business Day. The Agent currently uses Reuters to provide information with respect to the London Interbank Eurodollar market, but the Agent may change the service providing such information at any time. Each such determination shall be conclusive and binding upon the parties in the absence of demonstrable error or bad faith.

                  "LIBOR Loans" shall mean Revolving Loans or Term Loans to the extent LIBOR Rate is the base rate of interest for such Loans under this Agreement.

                  "LIBOR Margin" shall mean, with respect to any Revolving Loan, two percent (2.00%) per annum, and with respect to the Term Loans, two and fifteen-hundredths percent (2.15%) per annum.

                  "LIBOR Rate" shall mean, for any LIBOR Loan, the quotient of the LIBOR Index Rate divided by the difference (expressed as a decimal) computed by subtracting the LIBOR Reserve Requirement from one.

                  "LIBOR Reserve Requirement" shall mean a percentage (expressed as a decimal) equal to the aggregate reserve requirements in effect on the first day of each calendar month (including all basic, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements during each calendar month) specified for "Eurocurrency Liabilities" under Regulation D of the Board of Governors of the Federal Reserve System, or any other regulation of the Board of Governors which prescribes reserve requirements applicable to "Eurocurrency Liabilities" as presently defined in Regulation D, as then in effect, as applicable to the class or classes of banks of which the Bank is a member.

                  "Lien" shall mean any mortgage, pledge, hypothecation, assignment, collateral deposit arrangement, encumbrance, lien (statutory or other), deed of trust, charge, preference, priority, security interest or other security agreement or preferential arrangement of any kind or nature whatsoever including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the UCC or comparable law of any jurisdiction.

                  "Loan Account" shall mean an account on the books of the Agent in which the Agent will record, pursuant to Section 2.4, Obligations of the Company to the Lenders, payments made upon such Obligations, and other advances, debits and credits pertaining to the Obligations or the Collateral.

                  "Loan Commitment(s)" shall mean the aggregate principal amount of Loans to be made available hereunder by each Lender in amounts not in excess of the Revolving Loan Commitments applicable to each Lender.

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                  "Loan Loss Reserves" shall mean, with respect to the Company and each Bank Subsidiary, the loan loss reserve as determined with respect to each Bank Subsidiary and prepared in accordance with GAAP.

                  "Material Adverse Effect" shall mean (a) a Default, (b) a material adverse change in the business, Property, operations, prospects or condition (financial or otherwise) of the Company and its Subsidiaries, (c) the termination of any material agreement to which the Company or any Subsidiary is a party which would have a material affect on the Company and its Subsidiaries, taken as a whole, (d) any material impairment of the right to carry on the business as now or proposed to be conducted by the Company or any Subsidiary, which would have a material affect on the Company and its Subsidiaries, taken as a whole, or (e) any material impairment of the ability of the Company and its Subsidiaries, taken as a whole, to perform the obligations under this Agreement or the Related Documents. A Material Adverse Effect shall be deemed to have occurred if the cumulative effect of an individual event and all other then existing events would result in a Material Adverse Effect.

                  "Maximum Available Commitment" shall mean an amount equal to the excess (if any) of the Revolving Loan Commitments minus (a) the outstanding principal amount of all Revolving Loans made by the Lenders and minus (b) the outstanding principal balance of any Term Loans.

                  "Memorandum of Understanding" shall mean any memorandum of understanding between the Company or any Bank Subsidiary and a Governmental Authority that either (a) the Company discloses to either the Securities and Exchange Commission or to such bank's liability bond issuer, or (b) the Agent reasonably deems to be material.

                  "Net Chargeoffs" shall mean for any given time period, the consolidated Total Gross Loan chargeoffs for such time period, net of recoveries made during such time period.

                  "Net Income" or "Net Loss" shall mean, for any period, the net after-tax income (or net loss) of a Person on a consolidated basis determined in accordance with GAAP, excluding the after-tax effect of the sum of (a) interest in any net earnings of Persons in which a Person has an ownership interest, other than Subsidiaries, not actually received, (b) gains arising from a write-up of assets, (c) gains arising from the acquisition of any securities of the Person or any Subsidiary, (d) gains resulting from the sale of any investments or capital assets (other than securities transactions of any Bank Subsidiary in the ordinary course of business, (e) amortization of any deferred credit arising from the acquisition of any Person or in the property or assets of any Person, (f) earnings of any Subsidiary prior to the date it became a Subsidiary, and (g) earnings acquired by the Person or any Subsidiary through purchase, merger or consolidation or otherwise for any period prior to the date of acquisition, each as further determined in accordance with GAAP.

                  "Nonperforming Loans" shall mean, at any time, the aggregate principal amount (including any capitalized interest) of (a) all nonaccruing loans of any Bank Subsidiary and (b) all loans of any Bank Subsidiary that are 90 days or more past due, and

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(c) all loans of any Bank Subsidiary that are Restructured Loans, all determined, with respect to each Bank Subsidiary, in accordance with GAAP.

                  "Notes" shall mean the Revolving Credit Notes, the Term Notes, and any note(s) or obligation(s) issued in substitution, replacement or renewal thereof.

                  "Obligations" shall mean the Revolving Loans, the Term Loans, all mandatory prepayments, all costs and expenses payable to the Lenders and the Agent hereunder or under the Related Documents, all liabilities of the Company to the Lenders and the Agent, and their respective Affiliates under this Agreement and the Related Documents, and all other Indebtedness of the Company to the Lenders and their respective Affiliates, whether or not evidenced by this Agreement or the Related Documents, including, without limitation, all liabilities under Rate Management Transactions related to the Revolving Loans or Term Loans.

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

                  "Permitted Liens" shall mean: (a) Liens for taxes, assessments, or governmental charges, carriers', warehousemen's, repairmen's, mechanics', materialmen's and other like Liens, which are either not delinquent or are being contested in good faith by appropriate proceedings which will prevent foreclosure of such Liens, and against which adequate cash reserves have been provided; (b) easements, restrictions, minor title irregularities and similar matters which have no material adverse effect upon the ownership and use of the affected Property; (c) Liens or deposits in connection with worker's compensation, unemployment insurance, social security or other insurance or to secure customs duties, public or statutory obligations in lieu of surety, stay or appeal bonds, or to secure performance of contracts or bids, other than contracts for the payment of money borrowed, or deposits required by law as a condition to the transaction of business or other Liens or deposits of a like nature made in the ordinary course of business; (d) Liens in favor of the Agent pursuant to the Related Documents; (e) Liens evidenced by conditional sales, purchase money mortgages or other title retention agreements on machinery and equipment (acquired in the ordinary course of business and otherwise permitted to be acquired hereunder) which are created at the time of the acquisition of such property solely for the purposes of securing the Indebtedness incurred to finance the cost of such property, provided no such Lien shall extend to any property other than the property so acquired and identifiable proceeds; (f) Liens granted to the Federal Home Bank; (g) Liens granted to Banker's Bank to secure the Banker's Bank Loan in accordance with the Intercreditor Agreement;
(h) government deposit security pledges; and (i) liens and pledges made in connection with repurchase agreements entered into by any Bank Subsidiary.

                  "Person" shall mean an individual, partnership, corporation, limited liability company or partnership, firm, enterprise, business trust, joint stock company, trust, unincorporated association, joint venture, Government Authority or other entity of whatever nature.

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                  "Pledge Agreement" shall mean the Collateral Pledge Agreement by and between the Company and the Agent, as amended, supplemented, modified or extended, from time to time, pledging at least 51% of the stock of UCB Georgia.

                  "Prime Rate" shall mean the interest rate publicly announced by the Agent from time to time in Milwaukee, Wisconsin as its prime rate for interest rate determinations, which is solely a reference rate and may be at, above or below the rate or rates at which the Agent lends to other Persons. Any change in the Prime Rate shall become effective as of the opening of business on the day on which such change is publicly announced by the Agent.

                  "Pro Rata" shall mean ratably among the Lenders in proportion to the ratio that their respective Revolving Loan Commitments bear to the aggregate Revolving Loan Commitments.

                  "Property" shall mean any interest of the Company and its Subsidiaries of any kind in property or assets, whether real, personal, mixed, tangible or intangible, wherever located, and whether now owned or subsequently acquired or arising and in the products, proceeds, additions and accessions thereof or thereto.

                  "Rate Management Transaction" means any transaction (including an agreement with respect thereto) now existing or hereafter entered into between the Company and any Lender or Affiliate thereof which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

                  "Regulatory Change" shall mean the adoption or amendment, after the date of this Agreement, of any national, federal or state law, regulation, interpretation, direction, policy, guideline or court decision applicable to any Lender or the London Interbank Eurodollar Market which makes it unlawful for any Lender to make, maintain or fund the Obligations based on the LIBOR Rate, increases the cost to any Lender of making or maintaining the Obligations or reduces the rate of return to such Lender (by reduction of principal, interest or otherwise) on the Obligations by subjecting such Lender to any tax, duty or other imposition or charge with respect to the Obligations, imposing any reserve requirement (except any reserve requirement reflected in the LIBOR Rate), affecting the treatment of any Obligation for purposes of calculating the appropriate amount of capital to be maintained by such Lender or any Person controlling such Lender, or otherwise imposing on such Lender any other condition affecting the Obligations.

                  "Related Documents" shall mean the Revolving Credit Notes, the Term Notes, the Pledge Agreement, the Intercreditor Agreement, and all other instruments, agreements, certificates, and other documents executed by or on behalf of the Company, any Subsidiary or any guarantor in connection with any of the Obligations or the transactions

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contemplated under this Agreement, all as amended, supplemented, modified or extended from time to time.

                  "Required Lenders" shall mean Lenders whose aggregate Loan Commitments outstanding total more than 66 2/3% of the aggregate then existing Loan Commitments; provided, however, that if there are two or fewer Lenders, the term "Required Lenders" shall mean all the Lenders.

                  "Requirements of Law" shall mean as to any matter or Person, the Certificate or Articles of Incorporation and Bylaws or other organizational or governing documents of such Person, and any law (including, without limitation, any Environmental Law), ordinance, treaty, rule, regulation, order, decree, determination or other requirement having the force of law relating to such matter or Person and, where applicable, any interpretation thereof by any Government Authority.

                  "Restricted Payments" shall mean (a) dividends or other distributions by the Company or any Subsidiary based upon the stock of the Company or any Subsidiary (except dividends payable to the Company or any Subsidiary by any Subsidiary and dividends payable solely in stock of the Company), (b) any other distribution by the Company in respect of stock of the Company, whether now or hereafter outstanding, either directly or indirectly, whether in cash or property or otherwise, and (c) payment of management fees by the Company or any Subsidiary to any Affiliate, either directly or indirectly, whether in cash or property or otherwise (but excluding management fees paid by the Company's Subsidiaries to the Company in the ordinary course of business).

                  "Restructured Loans" shall mean, at any time, all loans (exclusive of loans included in clause (a) and (b) of the definition of Nonperforming Loans) the terms of which have been amended or modified and that were formerly (a) nonaccruing or (b) 90 days or more past due, all determined, with respect to each Bank Subsidiary, prepared in accordance with GAAP.

                  "Return on Average Assets" shall mean the ratio of Net Income to Average Assets, as determined on a consolidated basis for the Company and the Bank Subsidiaries and prepared in accordance with GAAP, expressed as a percentage.

                  "Revolving Credit Notes" shall mean the Revolving Credit Notes dated of even date herewith issued by the Company to the Lenders evidencing the Revolving Loans, as amended, supplemented, modified or extended from time to time.

                  "Revolving Loan Commitments" shall mean the separate and independent obligation of each Lender to make loans to the Company in accordance with the terms and conditions of this Agreement in not more than the aggregate principal amount of:

                  $35,000,000.00 as to M&I
                  $10,000,000.00 as to Compass.

                  "Revolving Loans" shall mean the loans to the Company pursuant to Section 2.1 of this Agreement and evidenced by the Revolving Credit Notes.

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                  "Subsidiary" shall mean as to any Person, a Bank Subsidiary, a corporation, limited liability company, partnership, association, joint venture or other entity of which shares of stock, membership interests or other voting interests having voting power (other than stock having such power only by reason of the happening of a contingency that has not occurred) sufficient to elect a majority of the board of directors or other managers of such entity are at the time owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.

                  "Term Loans" shall mean the loans to the Company pursuant to
Section 2.2 evidenced by the Term Notes.

                  "Term Notes" shall mean the promissory notes of the Company to the Lenders evidencing the Term Loans, each as amended, supplemented, modified or extended from time to time.

                  "Termination Date" shall mean, (a) as to the Revolving Loans, August 27, 2004 and (b) as to the Term Loans, five years from the date such Term Loan is made by the Lenders, or, in each case, such earlier date on which the Obligations shall terminate as provided in this Agreement.

                  "Tier 1 Capital" shall mean the Tier 1 capital determined in accordance with Appendix A to Regulation Y of the Board of Governors of the Federal Reserve System as from time to time in effect, and any successor or other regulation or official interpretation of said Board of Governors relating thereto.

                  "Tier 2 Capital" shall mean the Tier 2 capital determined in accordance with Appendix A to Regulation Y of the Board of Governors of the Federal Reserve System as from time to time in effect, and any successor or other regulation or official interpretation of said Board of Governors relating thereto.

                  "Total Assets" shall mean, with respect to any Person, the total assets of such Person, as set forth or reflected, or as should be set forth or reflected, on the most recent balance sheet of such Person, prepared in accordance with GAAP.

                  "Total Gross Loans" shall mean, at any time, the aggregate outstanding principal amount of all of the loans of all Bank Subsidiaries, as reported by the Company in accordance with GAAP.

                  "Trust Preferred Indebtedness" shall mean any Indebtedness issued by the Company or any Subsidiary that qualifies as Tier 1 Capital or Tier 2 Capital.

                  "UCC" shall mean the Uniform Commercial Code as the same may, from time to time, be in effect and codified in the State of Wisconsin; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of Lender's security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Wisconsin, the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction solely for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

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         1.2      Accounting and Financial Determinations.

                  (a) Where the character or amount of any asset or liability or item of income or expense is required to be determined, or any accounting computation is required to be made, for the purpose of this Agreement, such determination or calculation shall be made on a consolidated basis so as to include Company and each Subsidiary in each such calculation and, to the extent applicable and except as otherwise specified in this Agreement, shall be made in accordance with GAAP; provided, however, that if any change in GAAP from those applied in the preparation of the financial statements referred to in Section 5.3 is occasioned by the promulgation of rules, regulations, pronouncements and opinions by or required by the American Institute of Certified Public Accountants (or its boards or committees or successors thereto or agencies with similar functions), the initial announcement of which change is made after the date hereof, results in a change in the method of calculation of financial covenants, standards or terms found in Section 6, the parties hereto agree to enter into good faith negotiations in order to amend such provisions so as to reflect such changes with the desired result that the criteria for evaluating the Company's financial condition shall be the same after such changes as if such changes had not been made; and provided, further, that until such time as the parties hereto agree upon such amendments, such financial covenants, standards and terms shall be construed and calculated as though no change had taken place.

                  (b) All regulatory determinations and calculations made in connection with the determination of the status of the Company and any Bank Subsidiary as well capitalized under Section 5.11 hereof, shall be made in accordance with the laws, rules, regulations and interpretations thereof by the Government Authority charged with interpretations thereof, as in effect on the date of such determination or calculation, as the case may be.

                  (c) When used herein, the term "financial statement" shall include balance sheets, statements of earnings, statements of stockholders' equity, statements of cash flows and the notes and schedules thereto, and each reference herein to a balance sheet or other financial statement of the Company shall be to a statement prepared on a consolidated basis, unless otherwise specified.

         1.3 Interpretation. The words "hereof," "herein" and "hereunder" and words of a similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Section, Schedule and Exhibit references contained in this Agreement are references to sections, schedules and exhibits in or to this Agreement unless otherwise specified. Any reference in any Section or definition to any clause is, unless otherwise specified, to such clause of such Section or definition.

         1.4 Other Terms. Except as otherwise specifically provided, each accounting term used herein shall have the meaning given to it under GAAP, and all other terms contained in this Agreement (and which are not otherwise specifically defined herein) shall have the meanings provided in the UCC to the extent the same are used or defined therein unless the context otherwise requires. Terms defined in other Sections of this Agreement shall have the meanings set forth therein.

         1.5 Incorporation of Recitals. The Recitals to this Agreement are true, correct and incorporated herein by reference.

         SECTION 2  AMOUNTS AND TERMS OF OBLIGATIONS

         2.1      Revolving Loans.

                  (a) Prior to the Termination Date, and so long as no Default has occurred and is continuing, the Lenders agree, individually and severally, on the terms and conditions set forth in this Agreement to each extend to the Company its Pro Rata Share of the Revolving Loans from time to time, in amounts not to exceed in the aggregate at any one time outstanding its individual Revolving Loan Commitment. Subject to the terms of this Agreement, the Company may borrow, repay (in whole or in part) and reborrow the Revolving Loans prior to the Termination Date for Revolving Loans. The Revolving Loans made by the Lenders shall be evidenced by the Revolving Credit Notes.

                  (b) Prior to an Event of Default, and except as otherwise provided herein, each Revolving Loan shall bear interest on the unpaid principal balance before maturity (whether upon demand, acceleration, default or otherwise) at the rate per annum equal to the greater of (i) the LIBOR Rate plus the LIBOR Margin for Revolving Loans, or (ii) three and thirty-five hundredths percent (3.35%.) The LIBOR Rate shall be determined by the Agent as of the initial funding of each Revolving Loan, and shall be adjusted by the Agent as of the first day of each calendar month thereafter to be equal to the LIBOR Rate on that Business Day. Interest shall be computed and adjusted daily based on the actual number of days elapsed and a year of 360 days.

                  (c) From the date of the first Revolving Loan and until all Revolving Loans are paid in full, the Company shall pay to the Agent for the Pro Rata benefit of the Lenders, in arrears, accrued and unpaid interest on the principal balance of the Revolving Loans on the first Business Day of each January, April, July and October, and in all cases, a final payment of accrued interest on the Termination Date for the Revolving Loans.

                  (d) Notwithstanding anything to the contrary herein, all outstanding unpaid principal and accrued interest on the Revolving Loans shall be due and payable to the Agent for the Pro Rata benefit of the Lenders on the Termination Date for the Revolving Loans.

                  (e) The Company may obtain Revolving Loans by making a request therefor to Agent in writing in the form attached hereto as EXHIBIT A ("Loan Request"). Such request shall specify the Borrowing Date on which such Revolving Loans are to be made, shall be received by the Agent by 11:00 a.m. (Central Standard time) two Business Days before the Borrowing Date, and shall specify the amount of the Revolving Loans requested. Agent shall notify the Lenders of such request promptly after receipt thereof. The Company shall be obligated to repay all Revolving Loans notwithstanding the fact that the person requesting the Revolving Loan was not in fact authorized to do so. Each Revolving Loan request made by the Company shall be irrevocable. Each Revolving Loan shall be in the principal amount of the lesser of (i) $250,000 or a multiple thereof or (ii) the then Maximum

Available Commitment. Upon fulfillment of the conditions specified in Section 4 of this Agreement, the Agent shall promptly deposit the amount of such Revolving Loan(s) in the Company's deposit account number _________ maintained with Compass.

         2.2 Term Loans. If no Default or Event of Default exists, the Company may convert all or a portion of the Revolving Loans to Term Loans. The Term Loans shall bear interest at a per annum rate equal to at the greater of
(i) the LIBOR Rate plus the LIBOR Margin for Term Loans or (ii) three and one-half percent (3.50%), and shall have a maturity of not more than five years (with principal payments thereon based on a seven year amortization schedule). The obligation of the Lenders to permit the conversion of Revolving Loans to Term Loans is subject to the prior approval of the Required Lenders and the execution and delivery by the Company of such agreements, notes and security agreements as may be reasonably satisfactory to the Agent and the Lenders in their sole discretion.

         2.3 Interest After Default. After an Event of Default, each of the Obligations shall bear interest at the rate of 3% per annum in excess of the applicable rates set forth in this Agreement. In no event shall the interest rate under the Notes exceed the highest rate permitted by law.

         2.4 Loan Account. The Agent will enter as a debit to the Loan Account the aggregate principal amount of each Loan as disbursed or issued from time to time. The Agent shall also record in the Loan Account, in accordance with the Agent's customary accounting practices, all accrued interest and all other charges, expenses and other items properly chargeable to the Company hereunder or under the Related Documents, all payments made by the Company with respect to the Obligations, and all other debits and credits. Not more frequently than once each month, the Agent shall render a statement of account of the Loan Account (including a statement of the outstanding principal balance of the Loans, accrued interest on the Loans, accrued fees and expenses and the applicable interest rate for each Loan) which statement shall be considered correct and accepted by the Company and conclusively binding upon the Company absent manifest error, unless the Company notifies the Agent to the contrary within 30 days the Company's receipt of such statement; provided, however, that the Agent is entitled to adjust the Company's Loan Account for any errors.

         2.5 Payments. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Business Day, such payment may be made on the next succeeding Business Day in good funds, and such extension of time shall in such case be included in the computation of payment of interest on the Notes. The Agent may invoice the Company for any regularly scheduled payments or fees due hereunder (but shall not be obligated to provide any invoice as a condition to the Company's payment of such amounts) and the Agent shall notify or otherwise provide the Company with an invoice for any unscheduled payments or payments which require calculation by the Agent (including fees and expenses payable to the Agent or the Lenders hereunder or in the Related Documents). Notwithstanding anything to the contrary herein, the Agent may debit to the depository accounts maintained by the Company with the Agent all payments on the Obligations when due provided that the Agent has complied with any notice requirement herein.

         2.6      Prepayments and Indemnifications.

                  (a) Optional Prepayments/Term Loans. The Company may, at its option and at any time, prepay the Loans in whole or in part. Any prepayment on the Term Loans shall permanently reduce the amount of the applicable Term Loans. In the case of prepayment of less than all of the outstanding principal amount of any Term Loans, all prepayments shall be applied Pro Rata to the principal installments in the reverse order of their maturities, unless otherwise agreed in writing by Agent.

                  (b) Mandatory Prepayment/Revolving Loans. At any time that (A) the aggregate principal amount of Revolving Loans plus the aggregate outstanding principal amount of any Term Loans outstanding hereunder exceeds (B) the sum of the Revolving Loan Commitment, the Company shall immediately pay the amount of such excess in immediately available funds, together with interest accrued on the amount of the payment. Such payment shall be applied Pro Rata first to any charges and expenses, second to the interest accrued on the amount of such payment, and last to principal installments on the Term Loans in the reverse order of their maturities, unless otherwise agreed in writing by the Agent.

         2.7 Effect of Regulatory Change. In the event of a Regulatory Change, (a) Agent shall promptly notify the Company; (b) the obligation of the Lenders to make or continue the Term Loans or Revolving Loans based on the LIBOR Rate shall be suspended for the duration of such Regulatory Change; and (c) Loans shall bear interest at a rate mutually agreed upon by the Required Lenders and the Company; provided, however, that if the parties cannot agree on such a rate within ten Business Days of the effective date of such Regulatory Change, the interest rate shall equal the Prime Rate.

         2.8      Interbank Rate Unascertainable; Unlawful.

                  (a) If (1) the Agent is advised that deposits in dollars (in the applicable amount) are not being offered to banks in the relevant market for a period of one (1) calendar month, or the Agent otherwise determines (which determination if in good faith shall be binding and conclusive on all parties) that by reason of circumstances affecting the interbank Eurodollar market adequate and reasonable means do not exist for ascertaining the applicable LIBOR Rate; or (2) if the making or funding of such LIBOR Rate loans has become impracticable as a result of an event occurring after the date of this Agreement and the Notes which in the opinion of the Agent materially affects such LIBOR Rate loans, then so long as such circumstances shall continue, no Lender shall not be under any obligation to make or continue this Agreement and the Notes based on the LIBOR Rate, and on the first Business Day of the next calendar month, this Agreement and the Notes shall bear interest at the greater of (1) 3.35% and (2) a rate mutually agreed upon by the Required Lenders and the Company; provided, however, that if the parties cannot agree on such rate within ten Business Days of the effective date of such event, the interest rate shall equal the Prime Rate.

                  (b) If any change in (including the adoption of any new) applicable laws or regulations, or any change in the interpretation of applicable laws or regulations by any governmental or other regulatory body charged with the administration thereof, should make it unlawful for any Lender to make, maintain or fund this Agreement and the Notes based on the Interbank Rate, then: (1) the Agent shall promptly notify the Company; (2) the obligation of the Lenders to make or continue this Agreement and the Notes based on the Interbank Rate shall be suspended for the duration of such unlawfulness; and (3) on the first Business Day of the following calendar month, this Agreement and the Notes shall bear interest at the greater of (1) 3.35% and (2) a rate mutually agreed upon by the Required Lenders and the Company; provided, however, that if the parties cannot agree on such rate within ten Business Days of the effective date of such event, the interest rate shall equal the Prime Rate.

         2.9 Funding Procedures. Unless a Lender notifies the Agent at least one Business Day in writing prior to the date on which it is scheduled to make any advance on a Loan that it does not intend to make such advance on a Loan, the Agent may assume that such advance will be received by Agent when due in good funds. The Agent may, but shall not be obligated to, make the amount of any such requested Loan available to the Company on behalf of any Lender in reliance upon such assumption, without qualification or any other knowledge of Agent. If the Agent makes such advance on behalf of a Lender, and such Lender does not in fact make such advance to the Agent, the Company shall, on demand by the Agent, repay to the Agent the amount so made available, together with interest thereon from the date of payment until the date the Agent receives such amount, in good funds at a rate per annum equal to (i) in the case of payment by a Delinquent Lender, the federal funds rate (as determined by the Agent) or such other rate of interest as may be provided for herein, or (ii) in the case of payment by the Company, the interest rate applicable to the relevant Obligation. A statement of the Agent submitted to the Company or any Lender with respect to any amounts owing under this Section 2.9 shall be conclusive, in the absence of manifest error. Notwithstanding the compensation set forth above, if the proceeds of any Revolving Loan are not in fact made available to the Agent by any Lender within one Business Day after the date of the scheduled Borrowing Date, the Agent shall be entitled to recover the amount of such proceeds from the Company, with interest thereon at the rate per annum then applicable to the Revolving Loan not funded by such Delinquent Lender, until such amount is recovered, upon demand, from such Delinquent Lender. Nothing in this Section 2.9 shall be deemed to relieve any Lender from its obligation to fulfill its Loan Commitments hereunder, or to prejudice any rights which the Agent or the Company may have against any Lender as a result of any default by that Lender hereunder. The failure of any one of the Lenders to fulfill its Loan Commitments shall not relieve any other Lender of its obligation to lend hereunder, and shall not obligate the Agent or other Lenders to take any action on behalf of the Company against such Delinquent Lender. The Company acknowledges that neither the Agent nor the other Lenders shall be liable to the Company in any way whatsoever for any failure of any other Lender to meet its obligations hereunder.

         2.10     Application of Payments.

                  (a) All payments hereunder and under the Notes made by the Company shall be made to the Agent in immediately available funds for the Pro Rata account of the Lenders. Except as otherwise provided herein, the Agent shall promptly distribute to the Lenders the amount of any such payments, and all proceeds upon realization from Collateral for the Obligations or any insurance proceeds respecting the Collateral, in the following order of priority: (i) each Lender's Pro Rata share of the fees and expenses described in Section 5.8 hereof then due, plus all fees and expenses of Agent payable to Agent herein for services in its capacity as Agent;
(ii) each Lender's Pro Rata share of principal and interest received by the Agent on the Revolving Loans and Term Loans (which shall be applied first to accrued but unpaid interest on the Loans, then to the principal amount outstanding on the Revolving Loans, then to scheduled installments of principal on the Term Loans which are due and payable, and then to the remaining principal outstanding on the Term Loans as provided for herein, and provided further that any optional or mandatory prepayment shall be applied to the Loans as provided for in Section 2.6); and (iii) each Lender's Pro Rata share of all other Obligations collected by Agent which are owed to such Lender (including any amounts owed by the Company to such Lender under any Rate Management Transactions Related to the Revolving Loans or Term Loans). Any payment in good funds to the Agent for the account of a Lender hereunder shall constitute a payment by the Company to such Lender of the amounts so paid to the Agent, and any Notes or portions thereof so paid shall not be considered outstanding for any purpose after the date of such payment in good funds to the Agent. Except as otherwise provided herein, all payments or prepayments of principal and interest shall be deemed to have been made Pro Rata in accordance with the amounts of the Notes then outstanding. In the event any Lender shall receive from the Company, any guarantor or any other source (other than the sale of or a participation to another commercial lender of any Lender's Interest in the Loans to the extent permitted by this Agreement) any payment of, on account of, or for an Obligation of the Company hereunder or under the Related Documents (whether pursuant to the exercise of any right of setoff, banker's lien, realization upon any Collateral or security held for or appropriated to such obligation, counterclaim or otherwise), then such Lender shall immediately deliver such amounts in good funds to Agent for distribution and allocation according to this Agreement (without interest). The Company specifically acknowledges and consents to the preceding sentence, and agrees that its Obligations hereunder includes reimbursement of the Agent and each Lender for any amounts paid to Agent and any Lender hereunder which is subsequently recovered from the Agent or such Lender for any reason, except the willful misconduct of such Agent or Lender. All payments required hereunder and under the Related Documents shall be made free of any claim, defense, counterclaim, recoupment or setoff of any kind held by the Company against the Agent or any Lender.

                  (b) A Delinquent Lender shall be deemed to have assigned to Agent any and all payments due to it from the Company to the Lenders who are not then a Delinquent Lender for application to, and reduction of, their respective Pro Rata shares of all outstanding Revolving Loans or Term Loans as the case may be. The Delinquent Lender hereby authorizes the Agent to distribute such payments to the Lenders which are not a Delinquent Lender in proportion to their respective Pro Rata shares of all outstanding Revolving Loans or Term Loans as the case may be, excluding for this purpose only Loans which were made by the Delinquent Lender until the earlier of the time when such Lender is no longer a Delinquent Lender or the Obligations owed to the non-Delinquent Lender(s) are paid in full. A Delinquent Lender shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payment to the nondelinquent Lenders, the Lenders' respective Pro Rata shares of all outstanding Revolving Loans shall return to the Pro Rata shares in effect immediately prior to such delinquency. While any Lender is a Delinquent Lender, the Agent may replace such Delinquent Lender by refinancing all of the Obligations of the Company to such Delinquent Lender with another financial institution having a combined capital and surplus in excess of $1,000,000,000, but only if (a) such financial institution shall become a party to this Agreement in accordance with the terms of Section 8.9 hereof, (b) such financial institution shall, immediately after refinancing such Obligations, cure the delinquency of the Delinquent Lender, and
(c) such financial institution is not a Foreign Lender; provided however that any such sale and/or cure shall not release or impair any rights and remedies of the Company or the other Lenders against the Delinquent Lender.

         2.11 Effect of Regulatory Change. In the event of a Regulatory Change deemed by any Lender in good faith to be material, the Company shall pay to such Lender (within ten days after notice by the Lender to the Company of such Regulatory Change) such amounts as are reasonably necessary to compensate the Lender for the increase in the cost of making or obtaining the Obligations or the reduction in the rate of return to the Lender on the Obligations resulting from the Regulatory Change.

         2.12 Security. Payment of all Obligations shall be secured by a first priority security interest or lien on all of the Collateral described in the Related Documents, and in accordance with this Agreement and the Related Documents.

         2.13 No Obligation to Extend or Forbear. The Company acknowledges and agrees that each of the Lenders: (a) upon execution hereof, has no duty or obligation of any kind to, and has made no representations of any kind or nature that such Lender will, extend credit or any other kind of financial accommodations to the Company after the Termination Date, or forbear at any time from the exercise of any of its rights or remedies under this Agreement, the Related Documents and applicable law; and (b) may at any time, in its sole and absolute discretion, exercise whatever rights and remedies such Lender may have under this Agreement, the Related Documents and applicable law. All Obligations shall be due in full on the Termination Date without further notice or demand.

         SECTION 3  REPRESENTATIONS AND WARRANTIES

                  In order to induce the Agent and the Lenders to enter into this Agreement and make and incur the Obligations as herein provided, the Company hereby represents and warrants to the Agent and the Lenders as follows:

         3.1 Organization, Qualification and Subsidiaries. The Company is lawfully existing and in good standing as a Georgia corporation and as a bank holding company. The Company and each Subsidiary are lawfully existing and in good standing under the laws of their respective jurisdiction of incorporation or organization, and are duly qualified, in good standing and authorized to do business in each jurisdiction where failure to do so might have a material adverse impact on the consolidated assets, condition or prospects of such Subsidiary or the Company. The Company has the corporate power and authority and all necessary licenses, permits and franchises to borrow hereunder, and to grant the liens and security interests provided for in the Related Documents and to own its assets and conduct its business as presently conducted. All of the issued and outstanding capital stock of the Company and each of its Subsidiaries has been validly issued and is fully paid and non-assessable. Except as set forth on SCHEDULE 3.1: (a) the Company has no Subsidiaries;

(b) the Company does not own, directly or indirectly, more than 1% or $100,000, whichever is greater, of the total outstanding shares of any class of capital stock of any other Person.

         3.2 Financial Statements. The Company's year-end audited financial statements for December 31, 2002, audited by Porter Keadle Moore, LLP, and the financial statements prepared by the Company for the three-month period ended March 31, 2003 are accurate and complete and were prepared in accordance with GAAP (except that the interim financial statements are subject to normal year-end audit adjustments) consistently applied throughout the applicable periods, and present fairly the financial condition of the Company as of such dates and the results of its operations and cash flows for the periods then ended. The balance sheets and footnotes thereto show all known liabilities, direct or contingent, of the Company and its Subsidiaries as of the respective dates thereof in accordance with GAAP. There has been no Material Adverse Effect since the date of the latest of such statements. The Company's Fiscal Year begins on January 1st.

         3.3 Authorization. The making, execution, delivery and performance of this Agreement and the Related Documents by the Company have each been duly authorized by all necessary corporate action. The valid execution, delivery and performance of this Agreement, the Related Documents and the transactions contemplated hereby and thereby, are not and will not be subject to any approval, consent or authorization of any Government Authority. This Agreement and the Related Documents are the valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms.

         3.4 Absence of Conflicting Obligations. The making, execution, delivery and performance of this Agreement and the Related Documents, and compliance with their respective terms, do not violate or constitute a default, breach or violation under any Requirements of Law or any covenant, indenture, deed, lease, contract, agreement, mortgage, deed of trust, note or instrument to which the Company or any of its Subsidiaries is a party or by which it is bound.

         3.5 Taxes. The Company has, and its Subsidiaries have, filed all federal, state, foreign and local tax returns which were required to be filed, except those returns for which the due date has been validly extended. The Company has, and its Subsidiaries have, paid or made provisions for the payment of all taxes, assessments, fees and other governmental charges owed, and no tax deficiencies have been proposed, threatened or assessed against the Company or its Subsidiaries. The federal income tax liability of the Company and its Subsidiaries has been finally determined by the Internal Revenue Service and satisfied for all taxable years up to and including the taxable year ended December 31, 2002 and there is no pending or, to the best of the Company's knowledge, threatened tax controversy or dispute as of the date hereof.

         3.6 Absence of Litigation. There is no pending or, to the knowledge of the Company, threatened litigation or administrative proceeding at law or in equity which would, if adversely determined, result in a Material Adverse Effect, and, to the best of the Company's knowledge after diligent inquiry, there are no presently existing facts or circumstances likely to give rise to any such litigation or administrative proceeding.

         3.7 Accuracy of Information. All information, certificates or statements given or made by the Company to the Agent and the Lenders in connection with or pursuant to this Agreement and the Related Documents were accurate, true and complete in all material respects when given, continue to be accurate, true and complete as of the date hereof, and do not contain any untrue statement or omission of a material fact necessary to make the statements herein or therein not misleading. There is no fact known to the Company which is not set forth in this Agreement, the Related Documents or other documents, certificates or statements furnished to the Agent and the Lenders by or on behalf of the Company in connection with the transactions contemplated hereby and which will, or which in the future may (so far as the Company can reasonably foresee), cause a Material Adverse Effect.

         3.8 Ownership of Property. The Company and each of its Subsidiaries has good and marketable title to all of its Property, including, without limitation, the Property reflected in the balance sheets referred to in
Section 3.2. There are no Liens of any nature on any of the Property except Permitted Liens. All Property useful or necessary in the Company's and its Subsidiaries' business, whether leased or owned, is in good condition, repair (ordinary wear and tear excepted) and working order and, to the best of the Company's knowledge after diligent inquiry, conforms to all applicable Requirements of Law. The Company and each Subsidiary owns (or is licensed to use) and possesses all such patents, trademarks, trade names, service marks, copyrights and rights with respect to the foregoing as are reasonably necessary for the conduct of the business(es) of the Company and such Subsidiaries as now conducted and proposed to be conducted without, individually or in the aggregate, any infringement upon rights of other Persons.

         3.9 Federal Reserve Regulations. The Company and its Subsidiaries will not, directly or indirectly use any proceeds of the Obligations to: (a) purchase or carry any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 C.F.R. 221, as amended);
(b) extend credit to other Persons for any such purpose or refund indebtedness originally incurred for any such purpose, except in compliance with all Requirements of Law; or (c) otherwise take or permit any action which would involve a violation of Section 7 of the Securities Exchange Act of 1934, as amended, or any regulation of the Board of Governors of the Federal Reserve System.

         3.10 ERISA. The Company and each of its Subsidiaries and anyone under common control with the Company under Section 4001(b) of ERISA is in compliance in all material respects with the applicable provisions of ERISA and:
(a) no "prohibited transaction" as defined in Section 406 of ERISA or Section 4975 of the Code has occurred; (b) no "reportable event" as defined in Section 4043 of ERISA has occurred; (c) no "accumulated funding deficiency" as defined in Section 302 of ERISA (whether or not waived) has occurred; (d) there are no unfunded vested liabilities of any Employee Plan administered by the Company or its Subsidiaries; and (e) the Company and its Subsidiaries or the plan sponsor has timely filed all returns and reports required to be filed for each Employee Plan.

         3.11 Security Interests. The Agent has a legal, valid, perfected, first priority security interest in the Collateral and the Collateral is and at all times shall be free and clear of all other Liens whatsoever.

         3.12 Places of Business. The principal place of business and chief executive office of the Company is located at the address specified in Section
8.6 for the Company, and the corporate books and records of the Company are located and hereafter shall continue to be located at such principal place of business and chief executive office.

         3.13 Other Names. Except as provided on Schedule 3.13 attached hereto, the business conducted by the Company has not been conducted under any other corporate, trade or fictitious name during the last five years, and following the date hereof the Company will not conduct its business under any other corporate, trade or fictitious name unless the Company shall have delivered at least 30 days' prior written notice to the Agent of such name change.

         3.14 Not an Investment Company. The Company is not (a) an "investment company" or a company "controlled by an investment company" within the meaning of the Investment Company Act of 1940, as amended, or (b) a "holding company" or a "subsidiary" of a "holding company" or an "affiliate of a "holding company" or a "subsidiary" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         3.15 No Defaults. Neither the Company nor any Subsidiary is in default under or in violation of (a) any Requirements of Law, (b) any covenant, indenture, deed, lease, agreement, mortgage, deed of trust, note or other instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound, or to which any of its Property is subject, or (c) any Indebtedness; or if any default or violation under Sections 3.15(a),
(b) or (c) exists, it is an immaterial default or violation and the failure to cure such default or violation would not result in a Material Adverse Effect.

         3.16 Environmental Laws. The business of the Company and each of its Subsidiaries has been operated in full compliance with all Environmental Laws and neither the Company nor any Subsidiary is subject to any Environmental Liability relating to the conduct of its business or the ownership of its Property and no facts or circumstances exist which could give rise to such Environmental Liabilities. No notice has been served on the Company or any Subsidiary claiming any violation of Environmental Laws, asserting Environmental Liability or demanding payment or contribution for Environmental Liability or violation of Environmental Laws.

         3.17 Labor Matters. There are no labor disputes between the Company or any Subsidiary, and any of its employees which individually or in the aggregate, if resolved in a manner adverse to the Company or a Subsidiary, would result in a Material Adverse Effect.

         3.18 Restricted Payments. The Company has not, since the date of the most recent financial statements referred to in Section 3.2, made any Restricted Payments, except dividends to shareholders of the Company consistent with past practices (subject to periodic increases).

         3.19 Solvency The Company is not "insolvent," nor will the Company's incurrence of loans, direct or contingent, to repay the Obligations render the Company "insolvent." For purposes of this Section 3.19, a corporation is "insolvent" if (i) the "present fair salable value" (as defined below) of its assets is less than the amount that will be required to pay its probable liability on its existing debts and other liabilities (including contingent liabilities) as they become absolute and matured; (ii) its property constitutes unreasonably small capital for it to carry out its business as now conducted and as proposed to be conducted including its capital needs; (iii) it intends to, or believes that it will, incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be received by it and amounts to be payable on or in respect of debt of it), or the cash available to it after taking into account all of its other anticipated uses of the cash is anticipated to be insufficient to pay all such amounts on or in respect of its debt when such amounts are required to be paid; or (iv) it believes that final judgments against it in actions for money damages will be rendered at a time when, or in an amount such that, it will be unable to satisfy any such judgments promptly in accordance with their terms (taking into account the maximum reasonable amount of such judgments in any such actions and the earliest reasonable time at which such judgments might be rendered), or the cash available to it after taking into account all other anticipated uses of its cash, is anticipated to be insufficient to pay all such judgments promptly in accordance with their terms. For purposes of this Section 3.19, the following terms have the following meanings: (x) the term "debts" includes any legal liability, whether matured or unmatured, liquidated, absolute, fixed or contingent, (y) the term "present fair salable value" of assets means the amount which may be realized, within a reasonable time, either through collection or sale of such assets at their regular market value and (z) the term "regular market value" means the amount which a capable and diligent businessman could obtain for the property in question within a reasonable time from an interested buyer who is willing to purchase under ordinary conditions.

         3.20 Bank Holding Company. The Company has complied in all material respects with all federal, state and local laws pertaining to bank holding companies, including without limitation the Bank Holding Company Act of 1956, as amended, and there are no conditions precedent or subsequent to its engaging in the business of being a registered bank holding company.

         3.21 FDIC Insurance. The deposits of each Bank Subsidiary of the Company are insured by the FDIC, and no event, act or omission has occurred which would adversely affect the status of any Bank Subsidiary as an FDIC insured bank.

         3.22     Investigations. Neither the Company nor any Bank Subsidiary is
(A) to the Company's knowledge, under investigation by any Government Authority, or (B) is operating under any formal or informal restrictions or understandings imposed by or agreed to in connection with any Government Authority.

         SECTION 4  CONDITIONS PRECEDENT TO OBLIGATIONS

         4.1 Initial Obligations. In addition to the terms and conditions otherwise contained herein, the obligation of the Lenders to make or incur any Obligation is conditioned on the Agent receiving, prior to or on the date of any Lender's first extension of credit, each of the following items in form, detail and content satisfactory to the Agent and its counsel:

                  (a)      the executed Revolving Credit Notes;

                  (b) evidence to show that financing statements have been filed in any jurisdiction where such filing is necessary to perfect the security interests of the Agent created by the Pledge Agreement;

                  (c) a certificate of the secretary or an assistant secretary of the Company, certifying (i) an attached complete and correct copy of its bylaws; (ii) an attached complete and correct copy of resolutions duly adopted by its board of directors which have not been amended since their adoption and remain in full force and effect, authorizing the execution, delivery and performance of this Agreement and the Related Documents to which it is a party; (iii) that its articles of incorporation have not been amended since the date of the last date of amendment thereto indicated on the certificate of the secretary of state; and (iv) as to the incumbency and specimen signature of each officer executing this Agreement and all other Related Documents to which it is a party, and including a certification by another officer as to the incumbency and signature of the secretary or assistant secretary executing the certificate;

                  (d) the opinion of counsel for the Company substantially similar to the form in Exhibit 4.2(d);

                  (e) certificates of status or good standing for the Company issued by the Office of the Secretary of State of incorporation and the respective states in which the principal places of business of each is located, and from all states in which the activities of such Persons require them to be qualified and/or licensed to do business and where failure to be so qualified and/or licensed would have a material adverse effect on the Company and certified copies of the Articles of Incorporation for the Company, all issued by the Office of the Secretary of State of incorporation within 30 days of the date hereof;

                  (f) evidence that there are no Liens of record on the Property other than Permitted Liens (including UCC information searches in the names of the Company, and each of its Subsidiaries of the filing records in the offices of the Georgia Secretary of State and Union County, Georgia);

                  (g)      the executed Pledge Agreement;

                  (h) the Collateral subject to the Pledge Agreement, together with stock powers executed in blank;

                  (i)      the executed Intercreditor Agreement; and

                  (j) certificates of insurance evidencing that the Agent has been named as a lender loss payee and/or mortgagee under the insurance policies required to be carried under this Agreement together with a Lender's Loss Payable endorsement in favor of the Agent.

         4.2 Subsequent Obligations. In addition to the terms and conditions otherwise contained herein, the obligation of the Lenders to make or incur subsequent Obligations is subject to the satisfaction, on the date of making or incurring each such Obligation, of the following conditions:

                  (a) Receipt by the Agent of a Loan Request executed by the Company;

                  (b) All of the representations, warranties and acknowledgments of the Company and each Subsidiary contained in this Agreement and the Related Documents shall be true and accurate as if made on such date, and each request by the Company for credit shall constitute an affirmation by the Company that such representations, warranties and acknowledgements are then true and accurate;

                  (c) There shall not exist on such date any Default and no Default shall occur as the result of the making or incurring of such Obligation;

                  (d) The aggregate principal amount of all Revolving Loans and Term Loans outstanding together with the amount of any Revolving Loan requested shall not exceed the Revolving Loan Commitment; and

                  (e) Each of the Related Documents shall remain in full force and effect and continue to secure the Obligations.

         SECTION 5  AFFIRMATIVE COVENANTS

         The Company covenants and agrees to and for the benefit of the Agent and the Lenders, that, from and after the date of this Agreement and until the Termination Date and until the entire amount of all Obligations to the Agent and the Lenders are paid in full, it shall and shall cause each Subsidiary to:

         5.1 Corporate Existence; Compliance With Laws; Maintenance of Business; Taxes. (a) Maintain its corporate existence, licenses, permits, rights and franchises; (b) comply in all material respects with all Requirements of Law; (c) conduct its business substantially as now conducted; (d) pay before the same become delinquent and before penalties accrue thereon, all taxes, assessments and other government charges against it and its Property, and all other liabilities except to the extent and so long as the same are being contested in good faith by appropriate proceedings, with adequate reserves having been provided.

         5.2      Maintenance of Property; Insurance.

                  (a) Keep all Property useful and necessary in its business, whether leased or owned, in good condition, repair and working order (ordinary wear and tear excepted) and from time to time make or cause to be made all needed and proper repairs, renewals, replacements, additions and improvements so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

                  (b) Maintain with good, reputable and financially sound insurance underwriters insurance of such nature and in such amounts as is customarily maintained by companies engaged in the same or similar business and such other insurance as may be required by law or as may be reasonably required in writing by the Agent. Each policy providing liability coverage to the Company or a Subsidiary shall name the Agent (for itself and as agent for the other Lenders) as an additional insured, and each policy insuring the Property shall name the Agent (for itself and as agent for the other Lenders) as lender loss payee and/or mortgagee, as its interest appears, and all policies shall require the insurer to give the Agent 30 days prior written notice of the modification, cancellation or nonrenewal of the policy; the Company shall furnish copies of all such insurance policies or a certificate evidencing that the Company has complied with the requirements of this paragraph on the date hereof and on each renewal date of such policies; and within 90 days after the end of each Fiscal Year, the Company shall deliver to the Agent a schedule showing all insurance policies in force as of the end of such year, signed by an authorized officer of the Company.

         5.3 Financial Statements; Notices. Maintain a standard and modern system of accounting in accordance with sound accounting practice, and furnish to the Lenders such information respecting the business, assets and financial condition of the Company and its Subsidiaries as the Agent may reasonably request and, without request, furnish to the Agent and each Lender:

                  (a) as soon as available, and in any event within 45 days after the end of each quarter of the Company's Fiscal Year, financial statements including the balance sheet for the Company and its Subsidiaries as of the end of each such quarter and statements of income, retained earnings and cash flows of the Company and its Subsidiaries for each such quarter and for that part of the Fiscal Year ending with such quarter, setting forth in each case, in comparative form, figures for the corresponding periods in the preceding Fiscal Year and a comparison of actual cash flow, income and capital expenditures with amounts budgeted for such period, all in reasonable detail and certified as true, correct and complete, subject to review and normal year-end adjustments, by the chief financial officer of the Company. The Lenders agree that posting to EDGAR of the Form 10-Q for the Company for each Fiscal Quarter, with prompt delivery of hard copies to the Lenders will meet the financial information requirements of this Section 5.3(a);

                  (b) as soon as available, and in any event within 90 days after the close of each Fiscal Year, a copy of the detailed annual audit report for such year and accompanying financial statements for the Company and its Subsidiaries as of the end of such year, containing balance sheets and statements of income, retained earnings and cash flows for such year and for the previous Fiscal Year, as audited by independent certified public accountants of recognized standing selected by the Company and satisfactory to the Lenders, which report shall be accompanied by (i) the unqualified opinion of such accountants to the effect that the statements present fairly, in all material respects, the financial position of the Company as of the end of such year and the results of its operations and its cash flows for the year then ended in conformity with GAAP; (ii) a certificate of such accountants showing their calculation of the financial covenants contained herein and stating that their audit disclosed no Default or that their audit disclosed a Default and specifying the same and the action taken or proposed to be taken with respect thereto; and (iii) any supplementary comments and reports submitted by such accountants to the Company including the management letter, if any. The Lenders agree that the posting to EDGAR of the FORM 10-K for the Company for each Fiscal Year with prompt delivery of hard copies to the Lenders will meet the financial information requirements of this Section5.3(b);

                  (c) with the financial statements described in Sections 5.3(a) and 5.3(b), the certificate of the president or chief financial officer of the Company: (i) showing the calculations of the financial covenants contained herein; (ii) stating that a review of the activities of the Company during such period has been made under his supervision to determine whether the Company has observed, performed and fulfilled each and every covenant and condition in this Agreement and the Related Documents; and (iii) stating that no Default has occurred (or if such Default has occurred, specifying the nature thereof and the period of existence thereof and the steps, if any, being undertaken to correct the same);

                  (d) as soon as available, and in any event within five Business Days, a copy of each other filing and report made by the Company with or to any securities exchange or the Securities and Exchange Commission, and of each communication from the Company to its shareholders generally; and

                  (e) as soon as available, and in any event within 45 days after the end of each Fiscal Quarter, the complete Call Report prepared by Company and/or each Bank Subsidiary at the end of such Fiscal Quarter in compliance with the requirements of any federal or state regulatory agency which has authority to examine the Company and/or any Bank Subsidiary, all prepared in accordance with the requirements imposed by the applicable regulatory authorities;

                  (f) as soon as available, an in any event within five days, (but without duplication of any other requirements set forth in this Section 5.2) a copy of all periodic reports which are required by law to be furnished to any regulatory authority having jurisdiction over Company or any Bank Subsidiary (including without limitation Federal Reserve Bank reports, but excluding any report which applicable law or regulation prohibits the Company or a Bank Subsidiary from furnishing to the Agent and the Lenders); and

                  (g) promptly upon learning of the occurrence of any of the following, written notice thereof, describing the same and the steps being taken with respect thereto: (i) the occurrence of any Default; (ii) the institution of, or any materially adverse determination or development in, any litigation, arbitration proceeding or governmental proceeding; (iii) the occurrence of a "reportable event" under, or the institution of steps by the Company or any Subsidiary to withdraw from, or the institution of any steps to terminate, any Employee Plan as to which the Company or any Subsidiary may have liability; (iv) the commencement of any dispute which might lead to the modification, transfer, revocation, suspension or termination of this Agreement or any Related Document; or (v) any event which would have a Material Adverse Effect; (vi) any change in the Chief Executive Officer or Executive Vice President of the Company or any change in the Chief Executive Officer of any Bank Subsidiary.

         5.4 Inspection of Property and Records. At any reasonable time following reasonable notice, as often as may be reasonably desired and at the Company's expense from and after the occurrence of and during the continuance of an Event of Default, permit representatives of the Agent and any Lender to visit its Property, examine its books and records and discuss its affairs, finances and accounts with its officers and independent certified public accountants (who shall be instructed by the Company to make available to the Agent and any Lender or its agents the work papers of such accountants) and the Company shall facilitate such inspection and examination.

         5.5 Use of Proceeds. Use the entire proceeds of the Obligations for general corporate purposes of the Company.

         5.6 Comply With, Pay and Discharge All Notes, Mortgages, Deeds of Trust and Leases. Comply with, pay and discharge all existing notes, mortgages, deeds of trust, leases, indentures and any other contractual arrangements to which the Company or any Subsidiary is a party (including, without limitation, all Indebtedness) in accordance with the respective terms of such instruments so as to prevent any default thereunder.

         5.7      Environmental Compliance.

                  (a) Maintain at all times all permits, licenses and other authorizations required under Environmental Laws, and comply in all respects with all terms and conditions of the required permits, licenses and authorizations and all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in the Environmental Laws.

                  (b) Notify the Agent promptly upon obtaining knowledge that (i) any Property previously or presently owned or operated is the subject of an environmental investigation by any Government Authority having jurisdiction over the enforcement of Environmental Laws, (ii) the Company or any of its Subsidiaries has been named as a responsible party subject to Environmental Liability, or (iii) the Company obtains knowledge of any Hazardous Substance located on any Property except in compliance with all Requirements of Law.

                  (c) At any reasonable time following the occurrence of an Event of Default and following reasonable notice, and as often as may be reasonably desired, permit the Agent or an independent consultant selected by the Agent to conduct an environmental investigation satisfactory to the Agent for the purpose of determining whether the Company, each Subsidiary and its Property comply with Environmental Laws and whether there exists any condition or circumstance which may require a cleanup, removal or other remedial action by the Company or a Subsidiary with respect to any Hazardous Substance. The Company and its Subsidiaries shall facilitate such environmental audit. The Agent shall provide the Company, at the Company's request, with all reports and findings but the Company may not rely on such environmental investigation for any purpose. Any such environmental investigation of Property shall be at the Company's expense at any time following an Event of Default; provided, however, that the Agent's environmental investigation shall not be at the Company's expense if (i) a Government Authority or a firm or firms of geotechnical engineers and/or environmental consultants hired by the Company and reasonably acceptable to the Agent shall undertake to make an environmental audit, and (ii) the Company shall provide the Agent at the Company's expense with, and the Agent shall be entitled to rely on, all reports and findings of such Government Authority or geotechnical engineers as soon as such reports and findings are made available to the Company.

Notwithstanding the foregoing, nothing contained in this Agreement, or in the Related Documents, or in the enforcement of this Agreement or the Related Documents, shall constitute or be construed as granting or providing the right, power or capacity to the Agent to exercise (a) decision making control of the Company's or any Subsidiary's compliance with any environmental law, or (b) day to day decision making of the Company or any Subsidiary with respect to (i) compliance with environmental laws or (ii) all or substantially all of the operational aspects of the Company or any Subsidiary.

         5.8      Fees and Costs.

                  (a) Pay the Agent for the Pro Rata benefit of the Lenders on the first Business Day of each of January, April, July and October, in arrears, the accrued and unpaid commitment fee for the Revolving Loan Commitment. The commitment fee shall accrue at a rate per annum equal to fifteen-hundredth percent (.15%) of the difference between (i) the Revolving Loan Commitment and (ii) the outstanding principal balance of the Revolving Loans and Term Loans. The commitment fee shall be computed and adjusted daily based on the actual number of days elapsed in a year of 360 days. All unpaid commitment fees shall be due and payable on the Termination Date. The Agent may debit to the Company's Loan Account all commitment fees when due, without prior notice to or consent of the Company.

                  (b) Pay immediately upon receipt of an invoice the reasonable fees and expenses incurred by the Agent in connection with any inspection pursuant to Section 5.4.

                  (c) Pay immediately upon receipt of an invoice from the Agent all reasonable fees and expenses incurred by the Agent and/or the Lenders with respect to this Agreement, the Related Documents and the Obligations, and any amendments thereof and supplements thereto, including, without limitation, appraisal fees, environmental inspection fees and the reasonable fees of counsel in connection with the preparation and negotiation of this Agreement, the Related Documents and all amendments thereto, and any waivers of the terms and provisions thereof and the consummation of the transactions contemplated herein.

                  (d) Pay immediately upon receipt of an invoice from the Agent all reasonable fees and expenses (including attorneys fees) incurred by the Agent and/or the Lenders in seeking advice under this Agreement and the Related Documents with respect to protection or enforcement (including collection and disposition of Collateral) of the Agent's and the Lender's rights and remedies under this Agreement and the Related Documents and with respect to the Obligations (including collection thereof) and all costs and expenses which may be incurred by the Agent and/or the Lenders as a consequence of a Default as provided in Section 7.2(d) and all reasonable fees and expenses incurred by the Agent and/or the Lenders in connection with any bankruptcy, other debtor relief proceeding or any federal or state liquidation, rehabilitation or supervisory proceeding involving the Company or any Subsidiary.

         5.9 Indemnity. Indemnify the Agent and the Lenders, and their respective employees, officers, directors, shareholders, agents, attorneys, successors and assigns against any and all losses, claims, damages, liabilities, obligations, penalties, actions, judgments, suits, costs and expenses of any kind or nature whatsoever, including, without limitation, reasonable attorneys' fees and expenses, incurred by them arising out of, in any way connected with, or as a result of: (a) this Agreement or the Related Documents or the transactions contemplated hereby or protection or enforcement (including collection or disposition of Collateral) of the Agent's and the Lender's rights under this Agreement or the Related Documents; (b) the execution and delivery of this Agreement by the Company and the performance of the Obligations; (c) any violation of Environmental Laws or any other Requirements of Law by the Company or any Subsidiary or any of its Property as well as any cost or expense incurred in remedying such violation; and (d) any claim, litigation, investigation or proceedings relating to any of the foregoing or the transactions contemplated by this Agreement, whether or not the Agent and/or the Lenders is a party thereto; provided, however, that such indemnity shall not apply to any such losses, claims, damages, liabilities or related expenses to the extent caused by any willful misconduct or bad faith of the Agent and/or the Lenders. The foregoing indemnities shall survive the Termination Date, the consummation of the transactions contemplated by this Agreement, the repayment of the Obligations and the invalidity or unenforceability of any term or provision of this Agreement or of the Related Documents and shall remain in effect regardless of any investigation made by or on behalf of the Agent and/or the Lenders or the Company and the content or accuracy of any representation or warranty made under this Agreement.

         5.10 Appraisals. If and to the extent required at any time of the Agent or any Lender by any Government Authority or Requirements of Law, permit an independent appraiser selected by the Agent or such Lender to conduct appraisals at any reasonable time following reasonable notice, at the Company's expense, of the Property. The Company shall facilitate such appraisals and may obtain copies of, but may not rely, on such appraisals for any purpose.

         5.11 Well Capitalized. With respect to each Bank Subsidiary, cause such Bank Subsidiary to be at all times "well capitalized", and, with respect to the Company, the Company shall be at all times "well capitalized", each for purposes of the Federal Deposit Insurance Corporation Improvement Act of 1991 and any regulations issued thereunder (including 12 C.F.R. Section 325), as amended or supplemented from time to time (it being understood that if such terms are not directly applicable to a bank holding company, for the purpose of this Section, they shall be assumed to be so applicable and calculated accordingly).

         5.12 Delivery of Additional Stock of UCB Georgia. If the aggregate book value of the Pledged Securities (as that term is defined in the Pledge Agreement) of UCB Georgia becomes $90,000,000.00 or less, the Company shall promptly deliver to the Agent, for the benefit of the Lenders, additional shares of UCB Georgia (accompanied by a stock transfer power, duly endorsed in blank by the Company, to the benefit of the Agent) so that the sum of the value of such additional shares plus the aggregate book value of the Pledged Securities is at all times equal to or in excess of $90,000,000.00. The Company shall also execute any security documents the Agent may request to evidence and perfect the Agent's rights in such additional stock.

         SECTION 6  NEGATIVE COVENANTS

         The Company covenants and agrees that, from and after the date of this Agreement and until the Termination Date and until all Obligations to the Agent and the Lenders are paid in full, the Company and each Subsidiary shall not directly or indirectly without the prior written consent of the Required
Lenders:

         6.1 Sale of Assets, Consolidation, Merger, Acquisitions, Etc. (a) Enter into a Change of Control transaction; (b) purchase or otherwise acquire all or substantially all of the assets or stock of another Person (which Person would, upon the consummation of such transaction, become a Bank Subsidiary) if, as a result of such transaction, the Total Assets of the Company and all of its Subsidiaries increase by more than 33%; or (c) purchase or otherwise acquire all or substantially all of the assets or stock of any Person (which would not, upon the consummation of such transaction, become a Bank Subsidiary) if the total revenue of such Person, as determined in accordance with GAAP, is more than 20% of the Company's total revenue in the immediately preceding Fiscal Year, which, solely for purposes of this Section 6.1, total revenue shall equal the net interest income of the Company plus the non interest income of the Company, each for the immediately preceding Fiscal Year and each determined in accordance with GAAP.

         6.2 Indebtedness. Issue, create, incur, assume or otherwise become liable with respect to (or agree to issue, create, incur, assume or otherwise become liable with respect to), or permit to remain outstanding, any Indebtedness, except: (a) Indebtedness disclosed on the Company's most recent financial statements described in Section 3.2(a), provided that such Indebtedness shall not be renewed, extended or increased; (b) Indebtedness to Banker's Bank under the Banker's Bank Loan in an amount not to exceed $40,000,000; (c) Indebtedness for commercial paper of the Company in an amount not to exceed $40,000,000; (d) Federal Home Loan Bank Indebtedness or Federal Funds Indebtedness incurred in the ordinary course of business by any Bank Subsidiary; (e) Trust Preferred Indebtedness; and (f) Indebtedness with respect to deposit accounts and other similar accounts, including repurchase agreements.

         6.3 Liens. Create or permit to be created or allow to exist any Lien upon or interest in any Property except Permitted Liens.

         6.4 Dividend, Distributions. Make any Restricted Payments; provided, however, that, so long as no Event of Default has occurred and is continuing, or will occur as a result of any such payment, the Company may pay dividends and distributions to its shareholders consistent with past practices.

         6.5 Loans, Investments. Make or commit to make advances, loans, extensions of credit or capital contributions to, or purchases of any stock, bonds, notes, debentures or other securities of, or make any other investment in, any Person except, advances in the ordinary course of business to Subsidiaries consistent with past practices or commitments to make advances to Persons who will become Subsidiaries, or as otherwise permitted by applicable governmental laws and regulations.

         6.6 Compliance with ERISA. (a) Terminate any Employee Plan so as to result in any material liability to PBGC; (b) engage in any "prohibited transaction" (as defined in Section 4975 of the Code) involving any Employee Plan which would result in a material liability for an excise tax or civil penalty in connection therewith; or (c) incur or suffer to exist any material "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, involving any condition, which presents a risk of incurring a material liability to PBGC by reason of termination of any such Employee Plan.

         6.7 Affiliates. Permit any transaction with any Affiliate that violates Section 23A or 23B of the Federal Reserve Act, as amended.

         6.8 Loan Loss Reserves. Permit, on a consolidated basis as of the last day of each Fiscal Quarter, the ratio of Loan Loss Reserves to Nonperforming Loans to be less than 1.50 to 1 or permit, on a consolidated basis as of the last day of each Fiscal Quarter, the Loan Loss Reserves as a percentage of Total Gross Loans to be less than 1%.

         6.9 Nonperforming Loans to Total Gross Loans Ratio. Permit, on a consolidated basis as of the last day of each Fiscal Quarter, the ratio (calculated as a percentage) of Nonperforming Loans to Total Gross Loans to be greater than 1.50%.

         6.10 Internally Classified Loans to Capital. Permit, on a consolidated basis as of the last day of each Fiscal Quarter, the ratio (calculated as a percentage) of Internally Classified Loans to Capital to exceed 30%.

         6.11 Return on Average Assets Ratio. Permit, on a consolidated basis as of the end of each Fiscal Year, the Return on Average Assets ratio (calculated as a percentage) to be less than nine-tenths of one percent (.90%).

         6.12 Net Chargeoffs to Total Gross Loans. Permit the Bank Subsidiaries, on a consolidated basis as of the last day of each Fiscal Quarter, to incur Net Chargeoffs in an amount greater than one percent (1.0%) of Total Gross Loans, all as determined on a rolling four-quarter basis.

         6.13 Internally Classified Loans. Without the prior written consent of the Required Lenders, change the standards for determining Internally Classified Loans.

         SECTION 7  DEFAULT AND REMEDIES

         7.1 Events of Default Defined. Any one or more of the following shall constitute an "Event of Default":

         (a) the Company shall fail to pay any Obligation within one Business Day of the same becoming due and payable, whether upon demand, at maturity, by acceleration or otherwise;

         (b) the Company shall fail to observe or perform any of the covenants, agreements or conditions contained in this Agreement or the Related Documents;

         (c) the Company or any Subsidiary shall default (as principal or guarantor or otherwise) in the payment of any other Indebtedness aggregating $2,500,000 or more, or with respect to any of the provisions of any agreement evidencing such Indebtedness, and such default shall continue beyond any period of grace, if any, specified in such agreement, unless the Company or the Subsidiary is contesting such default in good faith and the Agent agrees, in its reasonable discretion, that the Company or the Subsidiary is so contesting such default;

         (d) any representation or warranty made by the Company or any Subsidiary herein or in any of the Related Documents or in any certificate, document or financial statement delivered to the Agent and/or the Lenders shall prove to have been incorrect in any material adverse respect as of the time when made or given;

         (e) a final judgment (or judgments) for the payment of amounts aggregating in excess of $250,000 shall be entered against the Company or any Subsidiary, and such judgment (or judgments) shall remain outstanding and unsatisfied, unbonded or unstayed after thirty days from the date of entry thereof;

         (f) the Company or any Subsidiary shall (i) become insolvent or take or fail to take any action which constitutes an admission of inability to pay its debts as they mature; (ii) make an assignment for the benefit of creditors; (iii) petition or apply to any tribunal for the appointment of a custodian, receiver or any trustee for the Company or any Subsidiary or a substantial part of its respective assets; (vi) suffer a rehabilitation proceeding, custodianship, receivership or trusteeship to continue undischarged for a period of thirty days or more; (iv) commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; (v) by any act or omission indicate its consent to, approval of or acquiescence in any rehabilitation proceeding or any such petition, application or proceeding or order for relief or the appointment of a custodian, receiver or any trustee for it or any substantial part of any of its properties; or adopts a plan of liquidation of its assets;

         (g) if any Person shall: (i) petition or apply to any tribunal for the appointment of a custodian, receiver or any trustee for the Company or any Subsidiary or a substantial part of its respective assets which continues undischarged for a period of thirty days or more; (ii) commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, rehabilitation, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, in which an order for relief is entered or which remains undismissed for a period of thirty days or more;

         (h) any Government Authority or any geotechnical engineer or environmental consultant hired by the Company, the Agent, the Lenders or any Government Authority shall determine that the potential uninsured or unrecoverable liability of the Company or a Subsidiary for damages caused by the discharge of any Hazardous Substance, including liability for real property damage or remedial action related thereto or liability for personal injury claims, exceeds $250,000 and the Company is unable to provide for such liability in a manner reasonably acceptable in good faith to the Agent;

         (i) (A) the FDIC, the Federal Reserve Board, the Office of Thrift Supervision, the Office of the Comptroller of Currency, the Georgia Department of Banking and Finance, the North Carolina Banking Commission, the Tennessee Department of Financial Institutions, or any other state or federal regulatory entity having or claiming jurisdiction over the Company or any Subsidiary shall
(a) issue any formal or informal material order or directive involving activities deemed unsafe or unsound by the Company or any Bank Subsidiary, (b) issue a Memorandum of Understanding, capital maintenance agreement or cease and desist order involving the Company or any Subsidiary, or (c) cause the suspension or removal of the Chief Executive Officer or any Executive Vice President of the Company or the Chief Executive Officer of any Bank Subsidiary, or (B) the FDIC shall terminate its insurance coverage with respect to the Company or any Subsidiary;

         (j) this Agreement or any of the Related Documents shall at any time cease to be in full force and effect, or the Company shall contest or deny any liability or obligation under, or attempt to revoke or terminate, this Agreement or any Related Document; or

         (k)      a default shall occur under the Banker's Bank Loan Agreement.

         7.2 Remedies Upon Event of Default. Upon the occurrence of an Event of Default (which has not been cured to the extent cure is expressly permitted):

         (a) Specified in clause (f) or (g) of Section 7.1, then, without presentment, notice, demand or action of any kind by the Agent or the Lenders, all of which are hereby waived: (i) the Loan Commitments and the obligations of the Lenders to make any further advances to the Company shall automatically and immediately terminate; and (ii) the entire amount of the Obligations shall be automatically accelerated and immediately due and payable;

         (b) Specified in any clauses of Section 7.1 but not described in 7.2(a), the Agent may (and shall, upon the written direction of the Required Lenders) upon written notice to the Company, (i) immediately terminate the Lenders' Loan Commitments, and the same shall immediately terminate; and (ii) declare the entire amount of the Obligations immediately accelerated, due and payable;

         (c) The Agent and any Lender may at any time, without prior notice or demand, set off any credit balance or other money now or hereafter owed to the Company, any Subsidiary or any guarantor against all or any part of the Company's Obligations hereunder; and

         (d) The Agent and Lenders shall have all of the rights and remedies provided by this Agreement and the other Related Documents, and all rights and remedies provided by law and in equity, by statute or otherwise.

No remedy herein conferred upon the Agent or the Lenders is intended to be exclusive of any other right and remedy, and each right and remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity. In addition to and not in lieu of any other right or remedy the Agent or the Lenders might have, the Required Lenders may, at any time in their sole discretion, require the Agent to do or perform anything which the Company may be required to do or perform hereunder, and the Company shall reimburse the Agent upon demand for any cost or expense which the Agent may incur in such respect, together with interest thereon at the Default Rate until paid. No failure or delay on the part of the Agent or Lenders in exercising any right or remedy hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any right hereunder preclude any further exercise thereof or the exercise of any other right or remedy.

         7.3 Termination of Commitments. During any time an Event of Default has occurred and is continuing, and notwithstanding any right to cure such Event of Default or anything to the contrary herein or in any of the Related Documents, the Agent and the Lenders shall have no further obligation to make any further Loans or advances to the Company for any reason, but any Loans or advances made by the Agent or the Lenders to the Company in their sole discretion shall become part of the Obligations.

                               SECTION 8 THE AGENT

         8.1 Authorization and Action. Each Lender hereby appoints and authorizes Agent to be its agent hereunder, and to be its possessory agent as to all Collateral, and to take such action on its behalf and to exercise such rights, remedies and powers under this Agreement and the other Related Documents as are delegated to Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto as determined solely by Agent. Each Lender hereby acknowledges that Agent shall not have, by reason of this Agreement, assumed a fiduciary relationship in respect of any Lender. In performing its functions and duties under this Agreement, Agent shall act solely as agent of Lenders and shall not assume, or be deemed to have assumed, any obligation toward, or relationship of agency or trust with or for, the Company or its Subsidiaries. As to any matters not expressly provided for by this Agreement and the other Related Documents (including, without limitation, enforcement or collection of the Notes), Agent may, but shall not be required to, exercise any discretion or take any action permitted thereunder, provided, that the Agent shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the written instructions of the Required Lenders, and such written instructions shall be binding upon all Lenders; provided, however, that that Agent shall be fully justified in failing or refusing to take any action under this Agreement or the other Related Documents, or as to the Collateral, or as to any third party, unless Agent shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which Agent may incur by reason of taking or being requested not to take, any action requested by the Required Lenders. If Agent seeks the consent or approval of Required Lenders (or a greater or lesser number of Lenders as required in this Agreement) with respect to any action or decision hereunder, Agent shall send written notice thereof to each Lender and thereafter shall notify each Lender at any time that the Required Lenders have instructed Agent to act or refrain from acting pursuant hereto. In requesting the Agent to act or refrain from acting, each Lender shall send its written instructions to the other Lenders as well as the Agent.

         8.2 Agent's Reliance, Etc. Neither Agent, nor any Affiliate of Agent, nor any of their respective directors, officers, attorneys, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the other Related Documents, except for its or their own willful misconduct or bad faith. Without limiting the generality of the foregoing, Agent: (i) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable under any circumstances for any action reasonably taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, (ii) makes no warranties or representations to any Lender and shall not be responsible to any Lender for any recitals, statements, warranties or representations made by the Company, its Subsidiaries, any Lender or any third party in or in connection with this Agreement or any other Related Documents whether now or at any time in the future; (iii) shall not have any duty (beyond Agent's customary and prudent practices in respect of loans of the same type as the Loans provided for hereunder in which Agent is the only lender), to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Related Documents on the part of Company or its Subsidiaries, to inspect the Property (including the books and records) of the Company, its Subsidiaries and the Collateral, or to monitor the financial condition of the Company or its Subsidiaries or the value, condition or location of the Collateral, or undertake any verification of the perfection or priority of the Agent's security interest or Lien in the Collateral; (iv) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Related Documents or any other instrument or document furnished pursuant hereto or thereto; (v) shall not be liable under any circumstances to any Lender for any action taken, or inaction, by Agent upon the instructions of Required Lenders pursuant to Section 8.1 hereof or refraining to take any action pending such written instructions; (vi) shall not be liable for any payments or distributions of loans and advances made by it in good faith hereunder or under the Related Documents; (vii) shall incur no liability by acting upon any notice, consent, certificate, message or other instrument or writing (which may be by telephone, facsimile, telegram, cable or telex) believed in good faith by it to be genuine and signed or sent by the proper party or parties; (viii) may assume that no Default or Event of Default has occurred and is continuing, unless Agent has actual knowledge of the Default or Event of Default, has received written notice from the Company or the Company's public accountants stating the nature of the Event of Default, or has received written notice from a Lender stating the nature of the Event of Default and that such Lender considers the Event of Default to have occurred and to be continuing; and (ix) may assume the accuracy of the statement of the Loan Account, if the Company has not notified Agent to the contrary within 30 days of receipt such statement by the Company. In the event any payments of Loans and advances made by the Agent are determined to have been made in error, the Agent shall use its best efforts to recover such payment, but shall not be personally liable for the recovery or amount of such payment for any reason to any Person, except if caused by Agent's willful misconduct.

         8.3 M&I and Affiliates. With respect to its Loan Commitment hereunder to make Loans, M&I shall have the same rights and powers under this Agreement and the other Related Documents as any other Lender, and may exercise the same as though it were not Agent without any disclosure obligation, conflict of interest, requirement of disinterestedness, or liability for self-dealing; and the terms "Lender," "Lenders" or "Required Lenders" shall, unless otherwise expressly indicated, include M&I in its individual capacity as a Lender. M&I and its Subsidiaries and Affiliates may lend money to, and generally engage in any kind of business with, the Company and its Subsidiaries (including any Rate Management Transactions), and any Person who may do business with or own securities of the Company, any of its Subsidiaries or any guarantor, all as if M&I were not Agent and without any liability to any Lender or duty to disclose such relationship or account therefor to any Lender.

Furthermore, each Lender agrees that any Lender may enter into Rate Management Transactions with the Company or its Subsidiaries with notice to (but not the consent of) the other Lenders, and that the Company's Obligations to such Lenders with respect to Rate Management Transactions related to the Revolving Loans and/or Term Loans shall be secured by the Collateral on a parri passu basis to the Company's repayment of its Obligations to the Lenders hereunder. The Company's Obligations to any Lender under any Rate Management Transactions other than those described above if secured by the Collateral, shall be secured by the Collateral on a subordinated basis as described in section 8.8.

         8.4 Individual Lender Credit Decisions. Each Lender acknowledges that it has, independently and without reliance upon Agent or any other Lender, made its own independent credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will independently, and without reliance upon Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and making Loans hereunder. Agent shall not have any duty or responsibility to provide any Lender with any credit or other similar information regarding the Company and its Subsidiaries except as to the delivery of a copy of the financial statements and other certificates provided by the Company to Agent hereunder to the extent not provided directly to such Lender. In the event any Lender desires to obtain any financial, business or Collateral information from the Company or its Subsidiaries, such Lender shall request Agent to obtain such information from the Company or such Subsidiary prior to the Lender directly requesting such information from the Company or its Subsidiaries. Notwithstanding the foregoing, Agent agrees to turn over to Lenders, upon written request, all information received by Agent from the Company and its Subsidiaries.

         8.5 Indemnification. Each Lender agrees to indemnify Agent, whether or not the Agent is subject to indemnification from any other Person, in accordance with their Pro Rata shares, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys' and experts' fees) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Agent in any way relating to or arising out of this Agreement or any Related Document, the Collateral, the Company, its Subsidiaries, any guarantor or any action taken or omitted by Agent under or pursuant to this Agreement or the Related Documents; provided, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys' and experts' fees) or disbursements resulting from Agent's willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse Agent promptly upon written demand for its Pro Rata share of any reasonable out-of-pocket expenses (including attorneys' and experts'fees) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiation, legal proceedings or otherwise) of, or obtaining legal advice in respect to, the Agent's rights remedies or responsibilities under this Agreement and the Related Documents, and with respect to the Collateral and the claims of third party's against Agent (to the extent that Agent is not reimbursed for such expenses by the Company within thirty (30) days of written demand). The obligations of Lenders under this Section 8.5 are several and not joint, and shall survive the payment in full of all Obligations and the termination of this Agreement. In the event that after payment and distribution of any amount by Agent to Lenders, any Lender or any other Person, including the Company, any creditor of the Company, a liquidator, or trustee in bankruptcy, recovers from Agent any amount paid to Agent or disbursed by Agent to the Lenders for any reason (other than due to the willful misconduct of Agent) then each Lender, in accordance with their respective Pro Rata shares, shall reimburse Agent for all such amounts.

         8.6 Rights and Remedies to be Exercised by Agent/Lenders. In the event any right or remedy may be exercised with respect to this Agreement, any other Related Document or the Collateral, Agent shall pursue any right or remedies available to Agent designated in writing by the Required Lenders, provided, that Agent shall not be required to act or not to act if to do so would unreasonably expose Agent to liability or would be clearly contrary to this Agreement, any Related Document or to applicable law and provided further that with respect to the exercise of any right of setoff or other remedy necessary to preserve the Collateral or the Lender's rights to the Collateral against third parties, the Agent may take such actions without the prior written consent of the Required Lenders, but shall cease any such actions upon written notice from the Required Lenders. Each Lender agrees that, without the prior written consent of Agent or the Required Lenders, no Lender shall have any right individually (a) to realize upon any Collateral, (b) to enforce any provision of this Agreement or any Related Document, or (c) to exercise any right or remedy under this Agreement or any Related Document; except that any Lender may exercise its right of setoff against the Collateral for the benefit of the Lenders without the prior written consent of the Agent or the Required Lenders, but only if any amounts so obtained from such setoff shall be promptly delivered to the Agent for distribution to the Lenders as provided for herein.

         8.7 Agency Provisions Relating to Collateral. The Company and each Lender authorizes and ratifies Agent's entry into this Agreement and the Related Documents for the benefit of Lenders. Each Lender agrees that any action taken by Agent with respect to the Company and the Collateral in accordance with the provisions of this Agreement or the Related Documents, and the exercise by Agent of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto as determined in the sole and reasonable discretion of Agent, or at the written request of the Required Lenders in any event, shall be authorized and binding upon all Lenders. Agent is hereby authorized on behalf of all Lenders, without the necessity of any notice to or further consent from any Lender, from time to time prior to an Event of Default, to take any action with respect to the Company, its Subsidiaries, any guarantor, any Collateral or the Related Documents which may be necessary to perfect and administer the Agent's Liens upon the Collateral, for the ratable benefit of Lenders. Lenders hereby irrevocably authorize Agent, at its option and in its reasonable discretion, to release any Lien granted to or held by Agent upon any
Collateral: (i) which pursuant to the terms of this Agreement or the Related Documents may be sold or transferred by the Company or its Subsidiaries; or (ii) in connection with any foreclosure sale or other disposition of Collateral during the continuation of an Event of Default; or (iii) if approved or authorized or ratified in writing by all Lenders. Upon request by Agent at any time, Lenders will promptly confirm in writing Agent's authority to release any items of Collateral pursuant hereto. Agent shall have no obligation whatsoever to any Lender or to any other Person to verify that the Collateral exists, or is owned by the Company or its Subsidiaries, or is protected or insured as required by this Agreement, or is subject to a Lien to a third party, or that the Liens granted to Agent herein or pursuant to the Related Documents have been properly created, perfected, preserved or are entitled to any particular priority. Furthermore, Agent shall have no obligation whatsoever to any Lender or to any other Person to exercise at any particular right, remedy or power on its own, or be under any duty of care, disclosure or fidelity. Agent may act in any manner it may reasonably deem appropriate, in its sole and reasonable discretion as regards this Agreement, the Related Documents, the Company, its Subsidiaries, any guarantor and the Collateral and which is not expressly inconsistent with the provisions of this Agreement or such Related Documents, and Agent shall have no duty or liability whatsoever to any Lender therefor.

         8.8 Agent's Right to Purchase Obligations/M&I's Rights to Make Independent Loans and Rate Management Transactions. Agent shall have the right, but shall not be obligated, at any time upon thirty (30) days prior written notice to any Lender and with the consent of such Lender, which may be granted or withheld in such Lender's sole discretion, to purchase for Agent's own account all of such Lender's interests in this Agreement, the other Related Documents and the Obligations, for the face amount of the outstanding Obligations owed to such Lender, including without limitation all accrued and unpaid interest and fees. Notwithstanding anything to the contrary herein, any Lender may make additional financial accommodations to the Company and its Subsidiaries (including Rate Management Transactions which are unrelated to the Revolving Loans or Term Loans) with notice to (but not the consent of) the other Lenders, and the Company's and such Subsidiaries' obligations with respect to the financial accommodations may be secured by the Collateral provided that after a Default hereunder, all such obligations on such financial accommodations shall be secured by the Collateral on a subordinated basis to the payment in full of the Company's Obligations hereunder and paid from the Collateral only after the Company's Obligations to the Agent and Lenders hereunder have been paid in full (except as may be otherwise agreed to in writing by all the Lenders).

         8.9 Right of Sale and Participations of Lender's Interests. The Company hereby consents to the sale of or the grant of a participation by any Lender in all or part of such Lender's Pro Rata right, title and interest under this Agreement, the Loans, the Loan Commitments, the Related Documents and in the Collateral (collectively "Lender's Interest") subject to the terms and conditions set forth below:

                  (a) Sales and Assignments. Each Lender hereby agrees that, with respect to any sale or assignment of such Lender's Interests: (i) no such sale or assignment shall be for an amount of less than the entire amount of such Lender's Interest; (ii) no such sale or assignment shall be made to a financial institution which has less than $1,000,000,000 in stockholders' equity or to a Foreign Lender; (iii) each such sale shall be evidenced by the Assignment and Assumption Agreement described in EXHIBIT E hereto and such other agreements and certifications as Agent may reasonably request, (iv) Agent (and, if no Default exists, the Company) must consent (which consent shall not be unreasonably withheld) to each such sale, and (v) the assigning Lender shall pay to Agent a processing and recordation fee of $3,500 and any reasonable out-of-pocket attorneys' fees and expenses incurred by Agent in connection with any such sale, and (vi) the assigning Lender shall have paid all amounts due hereunder to Agent. After such sale has been consummated (x) the assignee lender thereupon shall become a "Lender" for all purposes of this Agreement and (y) the assigning Lender shall have no further liability for funding any future Loan Commitments assumed by such other Lender, or any future costs and expenses payable by a Lender hereunder, but the assigning Lender shall remain obligated to indemnify the Agent pursuant to the terms hereof as to any matters which arose or accrued prior to the effective date of sale of such Lender's Interest.

                  (b) Participations. Any Lender may grant participations in its Lender's Interest to another lending institution (other than a Foreign Lender) (a "Participant"), provided that (i) no Participant shall thereby acquire any direct rights under this Agreement, (ii) no Participant shall be granted any right to consent to any amendment or otherwise participate in any meetings or deliberations of the Lenders, (iii) no sale of a participation in extensions of credit shall in any manner relieve the originating Lender of its obligations hereunder, (iv) the originating Lender shall remain solely responsible for the performance of its obligations under this Agreement and the Related Documents, (v) the Company and Agent shall continue to deal solely and directly with the originating Lender in connection with the originating Lender's rights and obligations under this Agreement and the other Related Documents,
(vi) in no event shall such Participant grant a participation in its participation interest in the Obligations to a third party without the prior written consent of Agent, (vii) all amounts payable by the Company hereunder shall be determined as if the originating Lender had not sold any such participation, and (viii) such Participant shall be required to execute a confidentiality agreement as to all information received from Agent or the Company as regards the Company and the Participant shall have no rights against Agent, any of the other Lenders or the Collateral.

                  (c) Certain Agreements of the Company. The Company agrees that (i) it will use diligent efforts to assist and cooperate with each Lender in any manner reasonably requested by such Lender to effect the sale of or participation in any Lender's Interest and (ii) each Lender may disclose credit information regarding the Company to any potential participant or assignee that is acceptable to the Company (which right the Company shall have only so long as no Event of Default has occurred and is continuing), provided such disclosures are made subject to the confidentiality provisions set forth below.

         8.10 Amendment/Required Consent. No amendment, supplement, consent or waiver of any provision of this Agreement or any Related Document shall be effective unless the same shall be in writing and signed by Agent, the Required Lenders and the Company, and such amendment, waiver or consent shall be effective for the specific purpose for which given; provided; however, that no amendment, modification, waiver or consent shall be effective as to any of the following unless approved in writing by all Lenders (except as to any Delinquent Lender): (a) increase or decrease the aggregate Revolving Loan Commitments; (b) reduce the principal of, or interest on, any Note or other amount payable hereunder; (c) increase or decrease any interest rate or fees payable hereunder, unless a modification is provided for in this Agreement; (d) postpone any date fixed for any payment of principal of, or interest on, any Note or other amounts payable hereunder (other than those payable only to M&I in its capacity as Agent, which may be postponed by M&I unilaterally); (e) amend the definition of "Required Lenders"; (f) consent to the release of or discharge any Person liable for the performance of any Obligations of the Company hereunder or under any of the Related Documents; (g) amend any provision of this Agreement that requires the consent of all Lenders, or the consent of the Required Lenders; (h) amend this Section 8.10; (i) release any Lien on the Collateral unless otherwise permitted in this Agreement or the Related Documents incident to a sale of such Collateral; or (j) amend or waive any part of Sections 5, 6 or 7 of this Agreement.

         8.11 Resignation or Removal of Agent; Successor Agent. The Agent may resign as such at any time upon at least 30 days' prior written notice to the Company and all Lenders. The Agent may be removed at any time by the Required Lenders upon at least 30 days' prior written notice by the Required Lenders to the Company and the Agent, but only: (a) for cause consisting of its willful misconduct; (b) following a declaration of insolvency of the Agent by appropriate regulators; or (c) the Agent's failure to take action directed by all the Lenders or the Required Lenders within ten (10) days after receipt of written notice, after the Lenders have agreed to indemnify the Agent provided for herein. If the Agent at any time shall resign or be removed, the Required Lenders, with the prior written approval of the Company (which approval shall not be unreasonably withheld, but shall not be required upon the occurrence and during the continuance of an Event of Default), may appoint another Lender as a successor Agent which shall thereupon become the Agent hereunder. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent has given notice of resignation, then the retiring Agent may, with the prior written approval of the Company (which approval shall not be unreasonably withheld, and shall not be required upon the occurrence and during the continuance of an Event of Default) and on behalf of the Lenders, appoint a successor Agent, which shall be one of the Lenders. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall be entitled to receive from the retiring Agent such documents of transfer and such assignments as such successor Agent may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations as Agent under this Agreement. The successor Agent shall be entitled to negotiate its own fee structure with the Company, but in any event shall be entitled to receive as compensation an amount not less than the amount the retiring Agent would have been entitled to receive.

                             SECTION 9 MISCELLANEOUS

         9.1 Assignability; Successors. The provisions of this Agreement shall inure to the benefit of and be binding upon the permitted successors and assigns of the parties hereto. The Company's rights and liabilities under this Agreement and the Related Documents are not assignable in whole or in part without the prior written consent of the Required Lenders.

         9.2 Survival. All agreements, covenants, representations and warranties made herein and in the Related Documents shall survive the execution and delivery of this Agreement and the Related Documents, the making of the Obligations and the termination of this Agreement.

         9.3 Governing Law. This Agreement and the Related Documents shall be governed by the internal laws of the State of Wisconsin (regardless of such State's conflict of laws principles). The parties hereto acknowledge that this Agreement and the Related Documents were all negotiated with the assistance of counsel and, accordingly, such laws shall be applied without reference to any rules of construction regarding the draftsman hereof.

         9.4 Counterparts; Headings. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but such counterparts shall together constitute but one and the same agreement. The descriptive headings in this Agreement are inserted for convenience of reference only and shall not affect the construction of this Agreement. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons may require.

         9.5 Entire Agreement; Amendments. This Agreement, the Exhibits and Schedules attached hereto, and the Related Documents contain the entire understanding of the parties with respect to the subject matter hereof, and supersede all other understandings, oral or written, with respect to the subject matter hereof. No amendment, modification, alteration, or waiver of the terms of this Agreement or consent required under the terms of this Agreement shall be effective unless made in a writing, executed by the Company, the Agent and/or the Lenders. Any such amendment, modification, alteration, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         9.6 Notices. All communications or notices required or permitted by this Agreement shall be in writing, and shall be deemed to have been given or made when delivered in hand, deposited in the mail, or sent by facsimile. Communications or notices shall be delivered personally or by certified or registered mail, postage prepaid, or by facsimile and addressed as follows, unless and until either of such parties notifies the other in accordance with this section of a change of address:

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

if to the Company:              United Community Banks, Inc.
                                63 Highway 515
                                Blairsville, GA  30512
                                Attn:  Thomas C. Gilliland
                                FAX:  (706) 745-9046

with copies to:                 Kilpatrick Stockton LLP
                                1100 Peachtree Street
                                Suite 2800
                                Atlanta, GA  30309
                                Attn:  Richard R. Cheatham
                                FAX:  (404) 541-3151

if to the Agent:                M&I Marshall & Ilsley Bank
                                770 North Water Street
                                Milwaukee, WI  53202-3593
                                Attn:  Gregg Weyer
                                FAX:  (414) 765-7927

if to the Compass:              Compass Bank
                                15 South 20th Street
                                Birmingham, AL  35233
                                Attn:  William Butler
                                FAX:  (205) 297-6563

with copies to:                 Michael Best & Friedrich LLP
                                100 East Wisconsin, Suite 3300
                                Milwaukee, WI 53202-4108
                                Attn:  K. Thor Lundgren
                                FAX:  (414) 277-0656

         9.7 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         9.8 Further Assurances. The Company agrees to do such further acts and things, and to execute and deliver such additional conveyances, assignments, agreements and instruments, as the Agent and/or Lenders may at any time request in connection with the administration or enforcement of this Agreement or the Related Documents or in order better to assure and confirm unto the Agent and/or Lenders its rights, powers and remedies hereunder.

         9.9 Conflicts and Ambiguities. In the event of any ambiguity or conflict as between the terms of this Agreement, the Related Documents or any other document executed and delivered pursuant to this Agreement, the terms of this Agreement shall control.

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

         9.10 WAIVER OF JURY TRIAL. EACH PARTY HERETO KNOWINGLY, VOLUNTARILY AND WITHOUT COERCION, WAIVES ALL RIGHTS TO A TRIAL BY JURY OF ALL DISPUTES ARISING OUT OF OR IN RELATION TO (A) THIS AGREEMENT OR ANY RELATED DOCUMENT TO WHICH IT IS A PARTY, OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION THEREWITH, (B) ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT OR AND ANY RELATED DOCUMENT, OR (C) ANY ACT, CONDUCT OR OMISSION IN CONNECTION WITH THIS AGREEMENT, THE RELATED DOCUMENTS OR ANY RELATIONSHIP CREATED THEREBY, REGARDLESS OF THE TIME WHEN THE SAME MAY OCCUR, AND AGREES THAT ALL MATTERS RELATING THERETO AND ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

         9.11 Inducements. All statements, promises or inducements made to any party hereto in connection with this Agreement and the Related Documents are set forth herein or therein.

                            [SIGNATURE PAGE FOLLOWS]

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

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

                          UNITED COMMUNITY BANKS, INC.

                          By:___________________________________________________
                          Name:_________________________________________________
                          Title:________________________________________________

                          M&I MARSHALL & ILSLEY BANK

                          By:___________________________________________________
                          Name:_________________________________________________
                          Title:________________________________________________

                          By:___________________________________________________
                          Name:_________________________________________________
                          Title:________________________________________________

                          COMPASS BANK

                          By:___________________________________________________
                          Name:_________________________________________________
                          Title:________________________________________________

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